Exhibit 10.1

                      AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of April 1, 2005

                                      among

                               PEI HOLDINGS, INC.,
                                  as Borrower,

                             BANK OF AMERICA, N.A.,
                                    as Agent

                                       and

                         The Other Lenders Party Hereto

                                TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS.....................................1

   1.01   Defined Terms........................................................1
   1.02   Other Interpretive Provisions.......................................19
   1.03   Accounting Terms....................................................19
   1.04   Rounding............................................................19
   1.05   References to Agreements and Laws...................................19
   1.06   Letter of Credit Amounts............................................19
   1.07   Times of Day........................................................20

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS..............................20

   2.01   Committed Loans.....................................................20
   2.02   Committed Borrowings, Conversions and Continuations
          of Committed Loans..................................................20
   2.03   Letters of Credit...................................................21
   2.04   Intentionally Omitted...............................................27
   2.05   Prepayments/Mandatory Commitment Reductions.........................27
   2.06   Optional Reduction or Termination of Commitments....................28
   2.07   Repayment of Loans..................................................28
   2.08   Interest............................................................28
   2.09   Fees................................................................29
   2.10   Computation of Interest and Fees....................................29
   2.11   Evidence of Debt....................................................29
   2.12   Payments Generally..................................................30
   2.13   Sharing of Payments.................................................31
   2.14   Effect of Amendment and Restatement.................................31

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY............................32

   3.01   Taxes...............................................................32
   3.02   Illegality..........................................................33
   3.03   Inability to Determine Rates........................................34
   3.04   Increased Cost and Reduced Return; Capital Adequacy; Reserves
          on Eurodollar Rate Committed Loans..................................34
   3.05   Funding Losses......................................................35
   3.06   Matters Applicable to all Requests for Compensation.................35
   3.07   Replacement of Affected Lenders.....................................35
   3.08   Survival............................................................36

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS..........................36

   4.01   Conditions of Initial Credit Extension..............................36
   4.02   Conditions to all Credit Extensions.................................37

ARTICLE V REPRESENTATIONS AND WARRANTIES......................................37

   5.01   Existence, Qualification and Power; Compliance with Laws............37
   5.02   Authorization; No Contravention.....................................38
   5.03   Governmental Authorization..........................................38
   5.04   Binding Effect......................................................38
   5.05   Financial Statements; No Material Adverse Effect,
          Internal Control Event..............................................38
   5.06   Litigation..........................................................38

   5.07   No Default or Event of Default......................................39
   5.08   Environmental Compliance............................................39
   5.09   Insurance...........................................................39
   5.10   Taxes...............................................................39
   5.11   ERISA Compliance....................................................39
   5.12   Subsidiaries........................................................40
   5.13   Disclosure..........................................................40
   5.14   Compliance with Laws................................................40
   5.15   Margin Regulations; Investment Company Act; Public Utility
          Holding Company Act.................................................40
   5.16   Senior Secured Note Tender; Convertible Note Debt...................40

ARTICLE VI AFFIRMATIVE COVENANTS..............................................40

   6.01   Financial Statements................................................41
   6.02   Certificates; Other Information.....................................41
   6.03   Notices.............................................................42
   6.04   Preservation of Existence, Etc......................................42
   6.05   Compliance with Laws................................................42
   6.06   Books and Records...................................................42
   6.07   Inspection Rights...................................................43
   6.08   Use of Proceeds.....................................................43
   6.09   Financial Covenants.................................................43
   6.10   Additional Guarantors...............................................43
   6.11   Designation of Restricted and Unrestricted Subsidiaries.............43
   6.12   Payment of Obligations..............................................44
   6.13   Maintenance of Properties...........................................44
   6.14   Maintenance of Insurance............................................44

ARTICLE VII NEGATIVE COVENANTS................................................44

   7.01      Liens............................................................44
   7.02      Investments......................................................47
   7.03      Indebtedness.....................................................48
   7.04      Fundamental Changes..............................................50
   7.05      Dispositions.....................................................50
   7.06      Restricted Payments..............................................52
   7.07      Limitations in respect of Subordinated Liabilities...............53
   7.08      Limitations in respect of Convertible Note Debt..................53
   7.09      Limitations in respect of Califa Obligation......................54
   7.10      Change in Nature of Business.....................................54
   7.11      Transactions with Affiliates.....................................54
   7.12      Margin Regulations...............................................55
   7.13      Dividend and Other Payment Restrictions Affecting Restricted
             Subsidiaries.....................................................55

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES...................................56

   8.01   Events of Default...................................................56
   8.02   Remedies Upon Event of Default......................................58
   8.03   Application of Funds................................................58

ARTICLE IX AGENT..............................................................59

   9.01   Appointment and Authorization of Agent..............................59
   9.02   Delegation of Duties................................................59
   9.03   Liability of Agent..................................................59
   9.04   Reliance by Agent...................................................60
   9.05   Notice of Default, Event of Default.................................60

   9.06   Credit Decision; Disclosure of Information by Agent.................60
   9.07   Indemnification of Agent............................................61
   9.08   Agent in its Individual Capacity....................................61
   9.09   Successor Agent.....................................................61
   9.10   Agent May File Proofs of Claim......................................62
   9.11   Loan Guaranty Matters...............................................62
   9.12   Collateral Matters..................................................62
   9.13   Remedial Action.....................................................63
   9.14   Release of Guaranties...............................................64
   9.15   Co-Agent............................................................64

ARTICLE X MISCELLANEOUS.......................................................64

   10.01  Amendments, Etc.....................................................64
   10.02  Notices and Other Communications; Facsimile Copies..................65
   10.03  No Waiver; Cumulative Remedies......................................65
   10.04  Attorney Costs, Expenses and Taxes..................................66
   10.05  Indemnification by Borrower.........................................66
   10.06  Payments Set Aside..................................................66
   10.07  Successors and Assigns..............................................67
   10.08  Confidentiality.....................................................69
   10.09  Set-off.............................................................69
   10.10  Interest Rate Limitation............................................70
   10.11  Counterparts........................................................70
   10.12  Integration.........................................................70
   10.13  Survival of Representations and Warranties..........................70
   10.14  Severability........................................................70
   10.15  Governing Law; Submission to Jurisdiction...........................70
   10.16  Waiver of Right to Trial by Jury....................................71
   10.17  Restrictions on Foreign Collateral..................................71
   10.18  USA PATRIOT Act Notice..............................................71

SIGNATURES...................................................................S-1

SCHEDULES


         2.01     Commitments and Pro Rata Shares
         5.06     Litigation
         5.08     Environmental Matters
         5.12     Subsidiaries, Restricted Subsidiaries and Equity Investments
         7.02     Investments
         7.03     Indebtedness
         10.02    Addresses for Notices

EXHIBITS

         Form of
         A        Committed Loan Notice
         B        Note
         C        Compliance Certificate
         D        Assignment and Assumption Agreement
         E        Existing Letters of Credit

                                CREDIT AGREEMENT

      This AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of April 1, 2005, among PEI HOLDINGS, INC., a Delaware corporation ("Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Agent.

      Borrower, Agent and Lenders are party to a certain Credit Agreement dated as of March 11, 2003 (as amended, supplemented or otherwise modified up to but not including the date hereof, the "Original Credit Agreement"), pursuant to which Lenders have provided a revolving credit facility to Borrower. Borrower, Agent and Lenders have agreed to amend and restate the Original Credit Agreement in its entirety as set forth herein. This Agreement amends, supercedes, restates and replaces in its entirety the Original Credit Agreement.

      In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

      1.01 Defined Terms.

      As used in this Agreement, the following terms shall have the meanings set forth below:

      "Acquired Debt" means, with respect to any specified Person:

      (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or consolidated with or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

      (b) Indebtedness secured by a Lien encumbering any property or asset acquired by such specified Person (to the extent of the fair market value of such asset where the Indebtedness so secured is not the Indebtedness of such Person), or Indebtedness otherwise assumed by such specified Person in connection with an acquisition of assets from any other Person.

      "Adjusted EBITDA" means net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, and amortization (including programming amortization), plus restructuring charges, plus non-cash expenses or losses or any other non-cash charges, and minus cash investments in programming (plus, for purposes of calculating Adjusted EBITDA for any period ending between, and including, June 30, 2004 and March 31, 2005, the following items:
(a) the amount paid to Logix Development Corporation pursuant to that certain Settlement Agreement dated February 18, 2004 not to exceed $8,500,000 and (b) the redemption premium incurred in connection with the repayment of certain bonds, not to exceed $3,850,000, solely to the extent deducted in the determination of net income and not otherwise added back in the calculation of Adjusted EBITDA), all determined for Playboy and its Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

      "Agent" means Bank of America in its capacity as Agent under any of the Loan Documents or any successor Agent.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise (it being understood that PTVLA is not an Affiliate of Playboy on the Closing Date as a result of its ownership and governance structure as in effect on the Closing Date). For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

      "Agent Fee Letter" has the meaning specified in Section 2.09(b).

      "Agent's Office" means Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Agent may from time to time notify Borrower and Lenders.

      "Aggregate Commitments" means the Commitments of all Lenders.

      "Agreement" means this Credit Agreement.

      "Applicable Rate" means, from time to time, the following percentages per annum, based upon Playboy's Transactions Adjusted EBITDA (the "Financial Covenant") as set forth in the most recent quarterly Compliance Certificate received by Agent pursuant to Section 6.02(b):

                                                   Applicable Rate

                                                                          Eurodollar Rate
                                                                             Committed
                                                                             Loans and
      Pricing                                             Commitment      Letter of Credit       Base Rate
       Level             Financial Covenant                  Fee                Fees          Committed Loans
    -----------------------------------------------------------------------------------------------------------
    1                Greater than $45,000,000               0.25%               1.00%               0.00%

    2                Greater than $35,000,000, but          0.30%               1.25%               0.00%
                     less than or equal to
                     $45,000,000

    3                Greater than $30,000,000, but          0.30%               1.50%               0.25%
                     less than or equal to
                     $35,000,000

    4                Greater than $25,000,000, but          0.30%               2.00%               0.50%
                     less than or equal to
                     $30,000,000

    5                Greater than $20,000,000, but         0.375%               2.25%               0.75%
                     less than or equal to
                     $25,000,000

    6                Less than or equal to                 0.375%               2.75%               1.25%
                     $20,000,000

      The Applicable Margin will be in effect from the day following the delivery date of each quarterly Compliance Certificate (an "Adjustment Date") until the first day of the month following the delivery date of the next quarterly Compliance Certificate. The Applicable Rate in effect from the Closing Date through the Adjustment Date following the delivery of the June 30, 2005 Compliance Certificate shall be determined based upon Pricing Level 2. If no Compliance Certificate is delivered when due in accordance with Section 6.02(b), the then-applicable Pricing Level will remain in effect until actual delivery of such Compliance Certificate, at which time the Pricing Level will be adjusted retroactive to the applicable Adjustment Date.

      "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement entered into by a Lender and an Eligible Assignee (with the consent of any Person those consent is required by Section 10.07), and accepted by Agent, substantially in the form of Exhibit D or any other form approved by Agent.

      "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

      "Attributable Debt" means, in respect of a sale and leaseback transaction, at the time of determination, (i) in the case of a capital lease, the Capital Lease Obligation in respect thereof, or (ii) in all other cases, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value in the case of clause (ii) shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

      "Audited Financial Statements" means the audited consolidated balance sheet of Playboy and its Subsidiaries for the fiscal year ended December 31, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Playboy and its Subsidiaries, including the notes thereto, all audited by a nationally recognized independent accounting firm.

      "Available Revolver" means, at any time, the amount by which the Aggregate Commitments at such time exceeds the sum of (a) the L/C Obligations and (b) the aggregate principal balance of the Loans at such time.

      "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

      "Bank of America" means Bank of America, N.A. and its successors.

      "Base Amount" means 75% of Net Worth as of December 31, 2004, as reflected in Borrower's 10-K filing as of such date.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate  Committed  Loan"  means a  Committed  Loan that is a Base Rate
Loan.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

      "Board of Directors" means:

      (a) with respect to a corporation, the board of directors of the corporation;

      (b) with respect to a partnership, the board of directors of the general partner of the partnership; and

      (c) with respect to any other Person, the board or committee of such Person serving a similar function.

      Unless the context otherwise provides, "Board of Directors" refers to the Board of Directors of Playboy.

      "Borrower" has the meaning specified in the introductory paragraph hereto.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York, Chicago, Illinois or the state where Agent's Office is located and, if such day relates to any Eurodollar Rate Committed Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

      "Califa Debt Documents" means the Asset Purchase Agreement, dated as of June 29, 2001, among Playboy, Califa Entertainment Group, Inc., V.O.D., Inc. Steven Hirsch, Dewi James and William Asher.

      "Califa Obligation" means any obligation of Playboy, Borrower or any Restricted Subsidiary pursuant to or arising in connection with the Califa Debt Documents or any related agreement, in each case as amended from time to time.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means:

      (a) in the case of a corporation, corporate stock;

      (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

      (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

      (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided, that the foregoing expressly excludes any deferred compensation, phantom equity or similar benefit plan.

      "Cash Collateralize" has the meaning specified in Section 2.03(g)

      "Cash Equivalents" means:

      (a) United States dollars;

      (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

      (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of "B" or better;

      (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

      (e) commercial paper at the time of acquisition rated at least P-2 by Moody's Investors Service, Inc. or A-2 by Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition;

      (f) institutional class money market funds which are AAA-rated and which have assets in excess of $1,000,000,000 and stable net asset value of at least $1.00 per share;

      (g) corporate or municipal securities having the highest rating obtainable from two of the three nationally recognized ratings agencies and having maturities of not more than one year (including securities that reset periodically via Dutch auction); and

      (h) other investment instruments approved in writing by Agent.

      "Change of Control" means the occurrence of any of the following:

      (a) any "person" or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (i) Hefner or (ii) any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, becomes the "beneficial owner" (as that term is used under Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition) directly or indirectly of 50% or more of the voting power of all classes of voting stock of Playboy;

      (b) the first day during any period of 12 consecutive months commencing on the Closing Date on which a majority of the members of the board of directors of Playboy are not Continuing Directors; or

      (c) Playboy ceases to own directly or indirectly 100% of the equity interests of Borrower.

      "Closing  Date"  means  the first  date all the  conditions  precedent  in
Section 4.01 are satisfied or waived in accordance with Section 10.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

      "Collateral" shall mean any and all assets and rights and interests in or to property of Playboy and each of the other Loan Parties, whether real or personal, tangible or intangible, in which a Lien was or is granted or was or is purported to be granted pursuant to the Collateral Documents.

      "Collateral Documents" means the Security Agreements, the Pledge Agreements, the Deed of Trust and all other agreements, instruments and documents heretofore, now or hereafter executed and delivered in connection with the Original Credit Agreement and this Agreement pursuant to which Liens were, have been or are granted or purported to be granted to Agent in Collateral securing all or part of the Obligations each in form and substance reasonably satisfactory to Agent.

      "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to Borrower pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Committed Loans, having the same Interest Period made by each of Lenders pursuant to
Section 2.01.

      "Committed Loan" has the meaning specified in Section 2.01.

      "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Committed Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

      "Companies"  means,   collectively,   the  Loan  Parties  and  each  other
Restricted Subsidiary of Playboy.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

      "Continuing Directors" means, with respect to any specified Person, as of any date of determination, any member of the board of directors of whom

      (a) was a member of such board of directors on the date hereof;

      (b) was nominated for election or elected to such board of directors with the approval of (a) at least a majority of the members referred to in clause (i) above who were members of such board at the time of such nomination or election or (b) Hefner; or

      (c) was nominated for election or elected to such board of directors with the approval of (a) at least a majority of the members referred to in clauses
(i) and (ii)(a) above who were members of the board at the time of such nomination or election.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its material property is bound.

      "Convertible Note Debt" means up to $115,000,000 in aggregate principal amount of Indebtedness of Playboy issued pursuant to the Convertible Note Documents.

      "Convertible Note Documents" means, collectively, the Convertible Note Indenture, the Convertible Notes and each other agreement, instrument and document now or hereafter evidencing the Convertible Note Debt, each as amended, supplemented or otherwise modified from time to time.

      "Convertible Note Indenture" means the certain Indenture dated as of March 15, 2005 between Playboy and Trustee, as it may be amended, supplemented or otherwise modified from time to time, to the extent not prohibited by Section 7.08.

      "Convertible Notes" means, collectively, the 3.00% Convertible Senior Subordinated Notes due 2025 of Playboy issued pursuant to the Convertible Note Indenture.

      "Credit Extension" means (a) a Committed Borrowing or (b) an L/C Credit Extension.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Deed of Trust" means the Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing executed by PEII in favor of Agent with respect to the Playboy Mansion.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means (a) when used with respect to Obligations other than L/C Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Committed Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable
Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to L/C Fees, a rate equal to the Applicable Rate plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

      "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

      "Disposition" or "Dispose" means (a) the sale, transfer, lease, license or other disposition (including any sale and leaseback transaction) of any property, assets or rights including by way of merger or consolidation other than in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Playboy, Borrower or any Restricted Subsidiary of Playboy will be governed by Section 7.04; and (b) the issuance of Equity Interests by any of Playboy's Restricted Subsidiaries or the sale by Playboy or any of its
Restricted   Subsidiaries   of  Equity   Interests  in  any  of  its  Restricted
Subsidiaries.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures (excluding any maturity as the result of the redemption thereof at the option of the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, except to the extent that such Capital Stock is (either mandatorily or at the option of the issuer thereof) redeemable solely with, or exchangeable solely for, any Equity Interests of Playboy that are not Disqualified Stock; provided, however, that only the portion of Capital Stock or other security which so matures, is mandatorily redeemable or is so redeemable at the option of the holder prior to such date will be deemed to be Disqualified Stock; provided further that, if such Capital Stock or other security is issued to any employee or to any plan for the benefit of employees of Playboy or its Subsidiaries or by any plan to such employees, such Capital Stock or other security will not constitute Disqualified Stock solely because it may be required to be repurchased by Playboy or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations as a result of such employee's termination, death or disability. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Borrower to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 7.06.

      "Dollar" and "$" mean lawful money of the United States.

      "Domestic Restricted Subsidiary" means any Restricted Subsidiary of Borrower that was formed under the laws of the United States or any state thereof or the District of Columbia.

      "Eligible Assignee" has the meaning specified in Section 10.07(h).

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Playboy, any other Company or any of their respective Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "ERISA" means the Employee Retirement Income Security Act of 1974, not amended.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Playboy within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by Playboy or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;
(c) a complete or partial  withdrawal by Playboy or any ERISA  Affiliate  from a
Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Playboy or any ERISA Affiliate, in each case under circumstances that would reasonably be expected to have a Material Adverse Effect.

      "Eurodollar Base Rate" has the meaning set forth in the definition of Eurodollar Rate.

      "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Committed Loan, a rate per annum determined by Agent pursuant to the following formula, rounded upward to the nearest 1/100 of one percent:

                                        Eurodollar Base Rate
           Eurodollar Rate  =  ---------------------------------------
                                1.00 - Eurodollar Reserve Percentage

      Where,

      (1) "Eurodollar Base Rate" (rounded upwards, as necessary, to the nearest whole multiple of 1/100 of 1%) the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Base
            Rate" for such Interest Period (rounded upwards, as necessary, to the nearest whole multiple of 1/100 of 1%) shall be the rate per annum determined by Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Committed Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

      (2) "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Committed Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

      If at any time Bank of America is no longer acting as Agent hereunder, the Eurodollar Base Rate may be revised to substitute another index as agreed to by the replacement Agent and Borrower.

      "Eurodollar Rate Committed Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

      "Event of Default" has the meaning specified in Section 8.01.

      "Exchange Act" means the Securities Exchange Act of 1934.

      "Existing Letters of Credit" means the letters of credit issued under the Original Credit Agreement and still in existence on the Closing Date, as set forth on Exhibit E.

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Agent.

      "Foreign Subsidiary" means any Restricted Subsidiary of Playboy other than a Domestic Restricted Subsidiary.

      "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government (including any supra-national bodies, such as the European Union or the European Central Bank).

      "Guarantee" means, as to any Person, without duplication (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person, provided, however, that the term "Guarantee" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, or if such primary obligation and the maximum amount for which such guaranteeing person may be liable are, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Guarantors" means, collectively, (a) Playboy and (b) each direct or indirect Domestic Restricted Subsidiary of Playboy (excluding the Playboy.com Entities to the extent provided in Section 6.10) that executes a Loan Guaranty in accordance with the provisions hereof; and their respective successors and assigns, unless and until such time as such Guarantor is released from its Loan Guaranty pursuant to the provisions hereof.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Hefner" means any of Hugh M. Hefner; any trust created by Hugh M. Hefner, acting by its trustees; and any entity controlled, directly or indirectly, by Hugh M. Hefner, and in the event of Hugh M. Hefner's death, any trust created by Hugh M. Hefner and its successor trusts, acting by their trustees; the estate of Hugh M. Hefner, acting by its personal representatives; any entity controlled by any trust created by Hugh M. Hefner or by the estate of Hugh M. Hefner; the Hugh M. Hefner Foundation, acting by its directors; the beneficiaries of any trust created by Hugh M. Hefner and its successor trusts; the beneficiaries of the estate of Hugh M. Hefner; or the heirs at law or descendants of Hugh M. Hefner, their respective estates, or trusts created for their benefit.

      "Hefner Option" means a non-assignable option granted to Hefner, which option shall be subordinate to the Deed of Trust, pursuant to which Hefner will have the right to purchase the Playboy Mansion and all or a portion of the Mansion Personal Property for a price payable in cash at closing determined pursuant to a third party appraisal process approved by a majority of the independent directors of Playboy.

      "Increase Amount" means 50% of Net Income for the period from January 1, 2005 through the last day of the applicable quarter, excluding the negative results from any quarter, if any.

      "Indebtedness"   means,  with  respect  to  any  specified   Person,   any
indebtedness of such Person, whether or not contingent:

      (a) in respect of borrowed money;

      (b) evidenced by bonds, notes, debentures or similar written instruments or letters of credit (or reimbursement agreements in respect thereof), excluding letters of credit securing obligations other than obligations described in clauses (a), (b), (d) and (f) of this paragraph and entered into in the ordinary course of business of such Person, to the extent such letters of credit are not drawn upon, or if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement;

      (c) in respect of banker's acceptances;

      (d) representing Capital Lease Obligations, Synthetic Lease Obligations or Attributable Debt;

      (e) representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title or the completing of such services excluding any obligation to the extent that it is either required to be or the option of each Person may be satisfied solely through the issuance of Equity Interests of Playboy that are not Disqualified Stock; or

      (f) representing any Swap Contract;

if and to the extent any of the preceding items (other than letters of credit and Swap Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (i) all Indebtedness (excluding prepaid interest thereon) of others secured by a Lien on any asset of the specified Person whether or not such Indebtedness is assumed by the specified Person, provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset as of the date of determination and (B) the amount of such Indebtedness secured and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; (ii) obligations of such Person and its Restricted Subsidiaries to repay Disqualified Stock; and
(iii) the liquidation preference of all preferred stock of any such Person's Restricted Subsidiaries which by its terms requires redemption on or prior to the date that is 91 days after the Maturity Date other than the Playboy.com Stock.

      The amount of any Indebtedness outstanding as of any date shall be, without duplication:

      (1) with respect to any contingent obligation included as Indebtedness, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

      (2) with respect to any Swap Contract, the net amount payable if such Swap Contract terminated at that time due to default by such Person;

      (3) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

      (4) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Indemnified Liabilities" has the meaning specified in Section 10.05.

      "Indemnitees" has the meaning specified in Section 10.05.

      "Information" has the meaning specified in Section 10.08.

      "Interest Coverage Ratio" means the ratio of Adjusted EBITDA to cash interest expense, all determined for Playboy and its Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

      "Interest Payment Date" means, (a) as to any Eurodollar Rate Committed Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Committed Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

      "Interest Period" means as to each Eurodollar Rate Committed Loan, the period commencing on the date such Eurodollar Rate Committed Loan is disbursed or converted to or continued as a Eurodollar Rate Committed Loan and ending on the date one, two, three or, if available to Lenders, six or twelve months thereafter, as selected by Borrower in its Committed Loan Notice; provided that:

      (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

      (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

      (c) no Interest Period shall extend beyond the Maturity Date.

      "Internal Control Event" means a material weakness in, or fraud that involves management of Playboy, which fraud has a material effect on Playboy's internal controls over public reporting, in each case as described in the Securities Laws.

      "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "IRS" means the United States Internal Revenue Service and any Person succeeding to the functions thereof.

      "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Bank Law and Practice (or such later version thereof as may be in effect at the time of issuance).

      "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the L/C Issuer and Borrower (or any other Loan Party) or in favor of the L/C Issuer and relating to any such Letter of Credit.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property or to which such Person or any of its property is subject.

      "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

      "L/C Fees" has the meaning specified in Section 2.03(i).

      "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

      "L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section
1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

      "Lender" has the meaning specified in the introductory paragraph hereto.

      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify Borrower and Agent.

      "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

      "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

      "Letter of Credit Sublimit" means an amount equal to $30,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

      "Leverage Ratio" means the ratio of aggregate outstanding Indebtedness to Adjusted EBITDA, all determined for Playboy and its Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "Liquidity Test" means that, immediately after giving effect to the payment subject to the Liquidity Test, the sum of (i) cash and Cash Equivalents of Playboy and its Domestic Restricted Subsidiaries at such time and (ii) the amount of the Available Revolver at such time, exceed $10,000,000.

      "Loan" means an extension of credit by a Lender to Borrower under Article II in the form of a Committed Loan.

      "Loan Documents" means this Agreement, each Note, each Issuer Document, the Agent Fee Letter, each Collateral Document, and each Loan Guaranty, each as amended, supplemented or otherwise modified from time to time.

      "Loan Guaranties" means, collectively, the Guaranty made by the Guarantors in existence on the Original Closing Date in favor of Agent on behalf of Lenders and each other Guaranty delivered to Agent after the Original Closing Date by a Guarantor, each in form and substance reasonably satisfactory to Agent.

      "Loan Parties" means, collectively, (a) Borrower, (b) Playboy and (c) each Person (other than Agent, the L/C Issuer, any Lender or the Trustee) executing a Loan Document including, without limitation, each Guarantor and each Person executing a Collateral Document.

      "Mansion Personal Property" means the personal property, if any, located at the Playboy Mansion which Hefner elects to purchase in connection with the exercise of the Hefner Option.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial condition of Playboy and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

      "Maturity Date" means April 1, 2008.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Playboy or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "Net Cash Proceeds" means the aggregate proceeds in cash or Cash Equivalents received by Playboy or any of its Restricted Subsidiaries in respect of any Disposition or insured loss, as applicable, including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Disposition or insured loss, net of the direct costs relating to such Disposition or insured loss, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into
account  any  available   tax  credits  or   deductions   and  any  tax  sharing
arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien (including any premium, penalty or make-whole amount related thereto) on the asset or assets that were the subject of such Disposition or insured loss, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "Net Income" means net income, after income taxes, of Playboy and its Restricted Subsidiaries determined on a consolidated basis and in accordance with GAAP.

      "Net  Worth"  means  the  total  assets  of  Playboy  and  its  Restricted
Subsidiaries less Total Liabilities of Playboy and its Subsidiaries, all determined on a consolidated basis and in accordance with GAAP.

      "Non-U.S. Person" means any Person that is not a U.S. Person.

      "Note"  means a  second  amended  and  restated  promissory  note  made by
Borrower  in  favor  of  a  Lender   evidencing   Loans  made  by  such  Lender,
substantially in the form of Exhibit B.

      "Obligations" means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, or (b) all amounts owing to Agent, any Lender or any Affiliate of Agent or any Lender, under or in connection with any Swap Contract, in any case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

      "Offering Memorandum" means the Offering Memorandum, dated March 9, 2005, of Playboy for the issuance of the Convertible Notes.

      "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "Original Closing Date" means March 11, 2003.

      "Original Credit Agreement" has the meaning specified in the introductory paragraph hereto.

      "Outstanding Amount" means (i) with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

      "Participant" has the meaning specified in Section 10.07(d).

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "PEGI"  shall  mean  Playboy   Entertainment   Group,   Inc.,  a  Delaware
corporation.

      "PEII"  means  Playboy   Enterprises   International,   Inc.,  a  Delaware
corporation.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Playboy or any ERISA Affiliate or to which Playboy or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority or other entity.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by Playboy or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "Playboy" means Playboy Enterprises, Inc., a Delaware corporation.

      "Playboy.com" means Playboy.com, Inc., a Delaware corporation.

      "Playboy.com   Entities"   means,   collectively,   Playboy.com   and  its
Subsidiaries.

      "Playboy.com Stock" means the Series A Preferred Stock of Playboy.com issued and outstanding on the Closing Date.

      "Playboy International Agreements" shall mean (i) the Second Amended and Restated Operating Agreement for Playboy TV - Latin America, LLC, a California limited liability company, dated as of December 23, 2002 and effective as of April 1, 2002, between PEGI and Lifford International Co. Ltd. and (ii) the Playboy TV - Latin America Program Supply and Trademark License Agreement, dated as of December 23, 2002 and effective as of April 1, 2002, between PEGI and PTVLA.

      "Playboy Mansion" means the property owned by PEII and located at 10236 Charing Cross Road, Holmby Hills, California.

      "Pledge Agreements" means, collectively, each Pledge Agreement heretofore, now or hereafter delivered by Playboy or any of its Restricted Subsidiaries, whereby such Person pledges to Agent, as security for the Obligations and for such Person's liabilities under any applicable Loan Guaranty, 100% of such Person's interests in the Equity Interests of each Domestic Restricted Subsidiary or 65% of such Person's interests in the Equity Interests of each first-tier Subsidiary that is not a Domestic Restricted Subsidiary.

      "Pro Rata Share" means, with respect to each Lender, at any time, a fraction (expressed as a percentage), carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of Agent to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to Section
10.07. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable.

      "Product" means any still or motion pictures, films, videos, movies, sound recordings, script or similar audio, print or visual media of communication in use now, in the past or in the future or any elements thereof in which Playboy or any restricted Subsidiary of Playboy has any proprietary or financial interest including merchandising rights related thereto.

      "PTVLA" shall mean Playboy TV - Latin America, LLC, a California limited liability company formed pursuant to the Playboy International Agreements.

      "Register" has the meaning set forth in Section 10.07(c).

      "Related Parties" means with respect to either Agent or the L/C Issuer, such Person's Affiliates, and the directors, officers, employees, agents and attorneys-in-fact of such Person and of such Person's Affiliates.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

      "Request for Credit Extension" means (a) with respect to a Committed Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

      "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of Agent to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition); provided, that at any time that there are only two Lenders with Commitments, Required Lenders shall mean both of such Lenders; and provided further, that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, principal accounting officer, controller, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "Restricted Payment" means (a) the declaration or payment of any dividend or the making of any other payment or distribution on account of Playboy's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Playboy or any of its Restricted Subsidiaries) or to the direct or indirect holders of Playboy's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than (i) dividends, payments or distributions paid or payable in Equity Interests of Playboy (other than Disqualified Stock) or in options, warrants or other rights to purchase such Equity Interests and (ii) dividends or distributions payable to Playboy or any of its Restricted Subsidiaries); and (b) the purchase, redemption or other acquisition or retirement for value (including, without limitation, in connection with any merger or consolidation involving Playboy or any of its Subsidiaries) of any Equity Interests of Playboy, any direct or indirect parent of Playboy or any Subsidiary of Playboy (other than a Restricted Subsidiary of Playboy).

      "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary, it being understood that Borrower shall be a Restricted Subsidiary of Playboy at all times that it is a Subsidiary of Playboy.

      "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

      "Securities Laws" means the Securities Act of 1933, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the Securities and Exchange Commission or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

      "Security Agreements" means, collectively, each Security Agreement heretofore, now or hereafter executed by Playboy and any of its Domestic
Restricted Subsidiaries pursuant to which such Person grants to Agent, as security for the Obligations and for such Person's liabilities under any Loan Guaranty, a Lien on substantially all of its personal property.

      "Senior Secured Note Documents"  means,  collectively,  the Senior Secured
Note Indenture, the Senior Secured Notes and each other agreement, instrument or document executed prior to the Tender Offer Closing Date which evidenced or secured the Senior Secured Notes, each as amended, supplemented or modified.

      "Senior Secured Note Indenture" means the certain Indenture dated as of March 11, 2003 among Borrower, the Guarantors (as defined therein) party thereto and J.P.Morgan Trust Company National Association (as successor to Bank One, N.A.), as trustee, as amended by the First Supplemental Indenture dated as of July 22, 2003.

      "Senior Secured Notes" means, collectively, the Senior Secured Notes issued pursuant to the Senior Secured Note Indenture.

      "Senior Secured Note Tender" means the transaction whereby (i) Borrower offered to purchase the outstanding Senior Secured Notes on the terms set forth in the Tender Offer Offering Memorandum and (ii) either (a) all collateral therefor was released in accordance with the terms of the Senior Secured Note Indenture or (b) the holders of the Senior Secured Notes agreed to amend the Senior Secured Note Documents to, among other things, release all collateral therefor and eliminate most of the restrictive covenants and events of default contained therein, all on the Tender Offer Closing Date and as described in the Tender Offer Offering Memorandum.

      "Subordinated   Liabilities"   means   liabilities   subordinated  to  the
Obligations, including without limitation the Convertible Note Debt.

      "Subsidiary" means, with respect to any specified Person:

      (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

      (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

      "Taxes" has the meaning specified in Section 3.01(a).

      "Tender Offer Closing Date" means March 15, 2005.

      "Tender Offer Offering Memorandum" means the Offer to Purchase and Consent Solicitation Statement of Borrower dated February 22, 2005.

      "Threshold Amount" means $5,000,000.

      "Total Liabilities" means the sum of current liabilities plus long term liabilities.

      "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

      "Transactions Adjusted EBITDA" means Adjusted EBITDA plus, for any period ending between, and including March 31, 2005 and December 31, 2005, the redemption premium and consent fees incurred in connection with the Senior Secured Note Tender, not to exceed $15,000,000, solely to the extent deducted in the determination of net income and not otherwise added back in the calculation of Transactions Adjusted EBITDA, all determined for Playboy and its Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

      "Trustee" means LaSalle Bank National Association, as trustee under the Convertible Note Indenture, and each successor trustee under the Convertible
Note Indenture.

      "Type" means with respect to a Committed Loan, its character as a Base Rate Committed Loan or a Eurodollar Rate Committed Loan.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United States," and "U.S." mean the United States of America.

      "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

      "Unrestricted   Subsidiary"  means  any  Subsidiary  of  Playboy  that  is designated by the Board of Directors of Playboy as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

      (a) has no Indebtedness other than debt that is non-recourse to such Subsidiary;

      (b) is not party to any agreement, contract, arrangement or understanding with Playboy or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Playboy or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Playboy or such Restricted Subsidiary;

      (c) is a Person with respect to which neither Playboy nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

      (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Playboy or any of its Restricted Subsidiaries; and

      (e) has at least one director on its Board of Directors that is not a director or executive officer of Playboy or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Playboy or any of its Restricted Subsidiaries.

      Any designation of a Restricted Subsidiary of Playboy as an Unrestricted Subsidiary shall be evidenced to Agent by filing with Agent a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was otherwise permitted under this Agreement. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted
Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Playboy as of such date and, if such Indebtedness is not permitted to be incurred as of such date under this Agreement, Borrower shall be in default of such covenant.

      "U.S. Person" means a U.S. person as defined in Section 7701(a)(30) of the Code.

      "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

      1.02 Other Interpretive Provisions.

      With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

      (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

      (b) (i) The words "herein", "hereto", "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof; (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears; (iii) the term "including" is by way of example and not limitation; and (iv) the term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, whether in physical or facsimile form.

      (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

      (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.03 Accounting Terms.

      All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, provided that to the extent any change in GAAP after the Closing Date affects the computation of any financial ratio hereunder, GAAP shall mean GAAP as in effect on the Closing Date.

      1.04 Rounding.

      Any financial ratios required to be maintained by any Loan Party pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.05 References to Agreements and Laws.

      Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

      1.06 Letter of Credit Amounts.

      Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to (a) all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time and
(b) the operation of any provision which has automatically reduced such maximum face amount and any amendments thereto which reduced the maximum face amount thereof.

      1.07 Times of Day.

      Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS.

      2.01 Committed Loans.

      Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to Borrower from time to time, on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Committed Loans or Eurodollar Rate Committed Loans, as further provided herein.

      2.02 Committed  Borrowings,  Conversions  and  Continuations  of Committed
Loans.

      (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Committed Loans shall be made upon Borrower's irrevocable notice to Agent, which may be given by telephone. Each such notice must be received by Agent not later than 11:00 a.m., Chicago time, (i) two Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or of any conversion of Eurodollar Rate Committed Loans to Base Rate Committed Loans, and (ii) on the requested date of any Committed Borrowing of Base Rate Committed Loans. Each telephonic notice by Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Each Committed Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Section 2.03(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Committed Loans, (ii) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),
(iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Committed Loans. If Borrower requests a Committed Borrowing of, conversion to, or continuation of Eurodollar Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

      (b) Following receipt of a Committed Loan Notice, Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Agent shall notify each Lender of the details of any automatic conversion to Base Rate Committed Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to Agent in immediately available funds at Agent's Office not later than 1:00 p.m., Chicago time, on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Committed Borrowing is the initial Credit Extension, Section 4.01), Agent shall make all funds so received available to Borrower in like funds as received by Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to

(and reasonably acceptable to) Agent by Borrower; provided, however, that if, on the date of the Committed Loan Notice with respect to such Committed Borrowing is given by Borrower there are L/C Borrowings outstanding, then the proceeds of such Committed Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, shall be made available to Borrower as provided above.

      (c) Except as otherwise provided herein, a Eurodollar Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such a Eurodollar Rate Committed Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as a Eurodollar Rate Committed Loans without the consent of the Required Lenders.

      (d) Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Committed Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, Agent shall notify Borrower of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change. The determination of the Eurodollar Rate by Agent shall be conclusive in the absence of manifest error.

      (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than 5 Interest Periods in effect with respect to Committed Loans.

      2.03 Letters of Credit.

      (a) The Letter of Credit Commitment.

            (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03: (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of Borrower, Playboy or any of Playboy's Restricted Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection
      (b) below, and (2) to honor drawings under the Letters of Credit; and (B) Lenders severally agree to participate in such Letters of Credit; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

            (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                  (A)  any  order,   judgment  or  decree  of  any  Governmental
            Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder or by Borrower after the L/C Issuer has proposed to Borrower a reasonable basis for compensation which Borrower does not accept) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                        (B) subject to Section  2.03(b)(iv),  the expiry date of
                  such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                        (C) the expiry date of such  requested  Letter of Credit
                  would occur after the Letter of Credit Expiration Date, unless all Lenders have approved such expiry date or unless such Letter of Credit has been Cash Collateralized to the reasonable satisfaction of Agent and the L/C Issuer;

                        (D) the issuance of such Letter of Credit would  violate
                  one or more policies of the L/C Issuer applicable to the issuance of all letters of credit by the L/C Issuer;

                        (E) except as otherwise agreed by Agent and the L/C Issuer, such Letter of Credit is in an initial amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars;

                        (F) such  Letter  of Credit  is to be  denominated  in a
                  currency other than Dollars;

                        (G) a default of any Lender's  obligations to fund under
                  Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with Borrower or such Lender to eliminate the L/C Issuer's risk with respect to such Lender; or

                        (H) such Letter of Credit  contains any  provisions  for
                  automatic reinstatement of the stated amount after any drawing thereunder.

                  (iii) The L/C Issuer shall be under no obligation to amend any
            Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (iv) The L/C Issuer  shall act on behalf of the  Lenders  with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and
            (B) as additionally provided herein with respect to the L/C Issuer.

                  (v) Bank of America shall act as L/C Issuer  hereunder  unless another L/C Issuer selected as provided in Section 10.07(g).

      (b)   Procedures   for  Issuance  and  Amendment  of  Letters  of  Credit;
Auto-Renewal Letters of Credit.

            (i) Each Letter of Credit  shall be issued or  amended,  as the case may be, upon the request of Borrower  delivered  to the L/C Issuer (with a copy to Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower. Such Letter of Credit Application must be received by the L/C Issuer and Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; and (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day);

      and (C) the nature of the proposed amendment. Additionally, Borrower shall furnish to the L/C Issuer and Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Agent may reasonably require.

            (ii) Promptly after receipt of any Letter of Credit Application at the address set forth in Section 10.02 for receiving Letter of Credit Applications and related correspondence, the L/C Issuer will confirm with Agent (by telephone or in writing) that Agent has received a copy of such Letter of Credit Application from Borrower and, if not, the L/C Issuer will provide Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions in
      Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

            (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to Borrower and Agent a true and complete copy of such Letter of Credit or amendment.

            (iv) If Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date (1) from Agent that the Required Lenders have elected not to permit such renewal or (2) from Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied and in each case directing the L/C Issuer not to permit such renewal.

      (c) Drawings and Reimbursements; Funding of Participations.

            (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the L/C Issuer shall notify Borrower and Agent thereof. Not later than 11:00 a.m., on the date of any payment by the L/C Issuer under a Letter of Credit (or if the notice of drawing on such Letter of Credit is given after 11:00 a.m., then not later than 11:00 a.m. on the next succeeding Business Day after the date of any payment by such L/C Issuer under a Letter of Credit) (each such date, an "Honor Date"), Borrower shall reimburse the L/C Issuer through Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse the L/C Issuer by such time, Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Committed Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in
      Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (ii) Each Lender (including Agent in its capacity as a Lender) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to Agent for the account of the L/C Issuer at Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., on the Business Day specified in such notice by Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to Borrower in such amount. Agent shall remit the funds so received to the L/C Issuer.

            (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to Agent pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

            (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

            (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, Agent, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

            (vi) If any Lender fails to make available to Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer (acting through Agent) shall be entitled to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. A certificate of the L/C Issuer submitted to any Lender (through Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

      (d) Repayment of Participations.

            (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if Agent for the account of the L/C Issuer receives any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Agent), Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by Agent.

            (ii) If any payment received by Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

      (e) Obligations Absolute. The obligation of Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

            (ii) the existence of any claim, counterclaim, setoff, defense or other right that Borrower, Playboy or any Subsidiary of Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer, Agent or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

            (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower, Playboy or any Subsidiary of Borrower (other than resulting from the gross negligence or willful misconduct of the L/C Issuer).

      Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will promptly notify the L/C Issuer.

      (f) Role of the L/C Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, Agent, any Related Party nor any of the respective correspondents, participants or assignees of Agent or the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or
(iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit, Letter of Credit Application or other Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, Agent or any Related Party, nor any of the respective correspondents, participants or assignees of L/C Issuer or Agent, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      (g) Cash Collateral. Upon the request of Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, Borrower shall promptly Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge to and deposit with or deliver to Agent, for the benefit of the L/C Issuer and Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to Agent and the L/C Issuer (which documents are hereby consented to by Lenders). Borrower hereby grants to Agent, for the benefit of the L/C Issuer and Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Derivatives of such term have corresponding meanings. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of America.

      (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

      (i) L/C Fees. Borrower shall pay to Agent for the account of each Lender in accordance with its Pro Rata Share a letter of credit fee (the "L/C Fee") for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit), as determined in accordance with Section 1.06. L/C Fees shall be computed on a quarterly basis in arrears and shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, if Borrower is so notified by Agent at the request of Agent or Required Lenders, while any Event of Default exists, all L/C Fees shall accrue at the Default Rate, provided that no such notice shall apply to any amounts that accrued more than 60 days prior to the date of such notice.

      (j) Documentary and Processing Charges Payable to Agent. Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other reasonable processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand from time to time and are nonrefundable.

      (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

      (l) Letters of Credit Issued for Playboy or Borrower's Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Playboy or a Subsidiary of Borrower, Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Playboy or any Subsidiary of Borrower inures to the benefit of Borrower, and that Borrower's business derives substantial benefits from the businesses of Playboy and such Subsidiaries.

      2.04 Intentionally Omitted.

      2.05 Prepayments/Mandatory Commitment Reductions.

      (a) Borrower may, upon notice to Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Agent not later than 11:00 a.m., (A) three Business Days prior to any date of prepayment of Eurodollar Rate Committed Loans, and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Committed Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice, which may be given by telephone, shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Committed Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of Lenders in accordance with their respective Pro Rata Shares.

      (b) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

      (c) The Aggregate Commitments shall be automatically reduced by an amount equal to the Net Cash Proceeds of the Disposition of the Playboy Mansion or the Playboy or Rabbit Head Design trademarks (up to the amount necessary to repay in full all Obligations), provided that if no Event of Default exists at the time of such Disposition, the Aggregate Commitments shall not be reduced below $25,000,000 in connection with a Disposition of the Playboy Mansion (and the balance of such Net Cash Proceeds will be available to Borrower). If after such reduction of the Aggregate Commitments, the Total Outstandings exceed the Aggregate Commitments as so reduced, Borrower shall immediately prepay the Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

      (d) Borrower shall prepay the Obligations by an amount equal to 80% of the Net Cash Proceeds of any Disposition (other than as provided in Section 2.05(c) and other than a Disposition under any of clauses (a) - (r) of Section 7.05), subject to the following:

            (i) no such prepayment shall be required if such Net Cash Proceeds are used within 365 days after the receipt thereof to acquire assets useful in the business of Playboy, Borrower or any of Borrower's Restricted Subsidiaries; and

            (ii) no such prepayment shall be required until the aggregate amount of such Net Cash Proceeds not used as provided in clause (i) exceeds $5,000,000, at which time such excess amount shall be used to repay the Obligations.

Notwithstanding the foregoing, if an Event of Default exists at the time of such Disposition or the receipt of such Net Cash Proceeds, the Net Cash Proceeds of such Disposition (including any Disposition under any of clauses (a)-(r) of Section 7.05) shall be applied to prepay the Obligations and the Aggregate Commitment shall be reduced by a like amount.

      (e) Borrower shall prepay the Obligations by the Net Cash Proceeds of any insurance relating to the loss, damage or destruction of any assets of Playboy, Borrower or any of Playboy's Restricted Subsidiaries, subject to the following:

            (i) no such prepayment shall be required if such Net Cash Proceeds are used within 365 days after the receipt thereof to repair or replace the assets that suffered such loss, damage or destruction; and

            (ii) no such prepayment shall be required until the aggregate amount of such Net Cash Proceeds not used as provided in clause (i) above exceeds $5,000,000, at which time such excess amount shall be used to repay the Obligations.

Notwithstanding the foregoing, if an Event of Default exists at the time of such loss, damage or destruction or the receipt of such Net Cash Proceeds, such Net Cash Proceeds shall be applied to prepay the Obligations and the Aggregate Commitment shall be reduced by a like amount.

      (f) If, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

      (g) Agent will promptly notify Lenders of any such reduction in the Aggregate Commitments. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

      2.06 Optional Reduction or Termination of Commitments.

      Borrower may, upon notice to Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that
(i) any such notice shall be received by Agent not later than 11:00 a.m., five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof, (iii) Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess. Agent will promptly notify Lenders of any such notice of termination or reduction of the Aggregate Commitments. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

      2.07 Repayment of Loans.

      Borrower shall repay to Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

      2.08 Interest.

      (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

      (b) If any amount payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity by acceleration or otherwise, then, if Borrower is so notified by Agent or Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws, provided that no such notice shall apply to any interest which accrued more than 60 days prior to the date of such notice. Furthermore, while any Event of Default exists (other than an Event of Default caused solely by a breach of Section 6.01, Section 6.02 or Section 6.03), or after acceleration, Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding relating to any Loan Party under any Debtor Relief Law.

      2.09 Fees.

      In  addition  to certain  fees  described  in  subsections  (i) and (j) of
Section 2.03:

      (a) Commitment Fee. Borrower shall pay to Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

      (b) Agency Fees. Borrower shall pay an agency fee to Agent for Agent's own account, in the amounts and at the times specified in the letter agreement dated as of March 11, 2003 (as amended, supplemented or otherwise modified, the "Agent Fee Letter"), between Borrower and Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

      (c) Lenders' Upfront Fee. On the Closing Date, Borrower shall pay to Agent, for the account of each Lender in accordance with their respective Pro Rata Shares, an upfront fee in an aggregate amount of $100,000. Such upfront fee is for the credit facilities committed by Lenders under this Agreement and is fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

      2.10 Computation of Interest and Fees.

      All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's prime rate shall be made on the basis of a year of 365 or 366 days, as the case may be and the actual number of days elapsed. All other computations of interest and all fees shall be made on the basis of a year of 360 days and the actual number of days elapsed, (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      2.11 Evidence of Debt.

      (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Agent in the ordinary course of business. The accounts or records maintained by Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Agent in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error. Upon the request of any Lender made through

Agent, Borrower shall execute and deliver to such Lender (through Agent) a Note, which shall evidence, such Lender's Loans, in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

      (b) In addition to the accounts and records referred to in subsection (a), each Lender and Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error.

      2.12 Payments Generally.

      (a) All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Agent, for the account of the respective Lenders to which such payment is owed, at Agent's Office in Dollars and in immediately available funds not later than 12:00 noon, Chicago time, on the date specified herein. Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by Agent after 12:00 noon, Chicago time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

      (b) If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

      (c) Unless Borrower or any Lender has notified Agent, prior to the date any payment is required to be made by it to Agent hereunder, that Borrower or such Lender, as the case may be, will not make such payment, Agent may assume that Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Persons entitled thereto. If and to the extent that such payment was not in fact made to Agent in immediately available funds, then:

            (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by Agent to such Lender to the date such amount is repaid to Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

            (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by Agent to Borrower to the date such amount is recovered by Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to Agent, then such amount shall constitute such Lender's Committed Loan included in the applicable Committed Borrowing. If such Lender does not pay such amount upon Agent's demand therefor, Agent may make a demand therefor upon Borrower, and Borrower shall pay such amount to Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Committed Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

      A notice of Agent to any Lender or Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

      (d) If any Lender makes available to Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

      (e) The obligations of Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

      (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      2.13 Sharing of Payments.

      If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

            (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

            (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations to any assignee or participant, other than to Playboy, Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

      Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. Agent will keep records (which shall be conclusive and binding in the absence of manifest error) or participations purchased under this Section and will in each case notify Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

      2.14 Effect of Amendment and Restatement.

      Upon the execution and delivery of this Agreement, the indebtedness and other liabilities of Borrower previously governed by the Original Credit Agreement shall continue in full force and effect, but shall be governed by the terms and conditions set forth in this Agreement. The execution and delivery of this Agreement shall not constitute a novation or repayment of the indebtedness outstanding under the Original Credit Agreement. Borrower hereby acknowledges and agrees that any and all references in any Loan Documents to the Original Credit Agreement shall be deemed to be amended to refer to this Agreement. Borrower hereby reaffirms its obligations, liabilities and indebtedness arising under each of the Loan Documents existing on the date hereof, in each case after giving effect to the provisions of the preceding sentence. Borrower hereby (a) confirms and continues the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents to which it is party,

(b) acknowledges and agrees that the pledge and security interest in the Collateral granted by it pursuant to such Collateral Documents shall be in favor of Agent and shall continue to secure the Obligations and the obligations of the Loan Parties under the Loan Guaranty and the Collateral Documents and (c) pledges and grants to Agent, for its benefit and the benefit of the Lenders, and for the benefit of each Affiliate of Agent and each Lender, a lien on, security interest in and to all of the right, title and interest of Borrower in, to and under the Collateral to secure the payment and performance in full of all the Obligations and the obligations of the Loan Parties under the Loan Guaranty and the Collateral Documents.

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 Taxes.

      (a) Except as otherwise provided in this Section 3.01, any and all payments by Borrower to or for the account of Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of Agent and each Lender, taxes imposed on or measured by its net income, net profits or receipts, branch profits taxes, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the Laws of which Agent or such Lender, as the case may be, is organized, incorporated, maintains a lending office or otherwise carries on business ("Excluded Taxes") (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities with respect thereto being hereinafter referred to as "Taxes"). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Agent or any Lender, (i) if Agent or such Lender, as applicable, has complied with its obligations under this Section 3.01, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Agent or such Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made (such amount to be determined pursuant to Section 3.01(c)), (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) Borrower shall furnish to Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof upon receipt thereof by Borrower, or other documentation reasonably satisfactory to Agent evidencing such payment upon receipt thereof by Borrower.

      (b) In addition,  provided  that all of the  requirements  of this Section
3.01 have been complied with, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document to the extent not an Excluded Tax (hereinafter referred to as "Other Taxes").

      (c) If Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to Agent or any Lender and Agent or such Lender has fully complied with its obligations under this Section 3.01, Borrower shall also pay to Agent or to such Lender, as applicable, at the time interest is paid, such additional amount that Agent or such Lender, as applicable, reasonably specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that Agent or such Lender, as applicable, would have received if such Taxes or Other Taxes had not been imposed, provided that Agent or such Lender, as applicable, provides Borrower with a certificate showing in reasonable detail the basis for the calculation of the additional amount.

      (d) Except as otherwise provided herein, Borrower agrees to indemnify Agent and each Lender that has, in each case, complied with its obligations under this Section 3.01, for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Agent and such Lender with respect to payments under the Loan Documents, (ii) amounts payable under Section 3.01(c) to the extent paid by Agent or such Lender, as applicable, and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, provided that Borrower shall not be obligated to indemnify Agent or any Lender pursuant to this Section 3.01(d) in respect of penalties, interest or expenses arising from or with respect to such Taxes or Other Taxes if such penalties, interest or expenses are attributable to the bad
faith,   gross   negligence  or  willful   misconduct  of  the

Person seeking indemnification. Agent and each Lender agrees that if Agent or such Lender receives any amounts hereunder in respect of Taxes or Other Taxes and it is subsequently determined by the relevant Governmental Authority or a court of competent jurisdiction that such Taxes or Other Taxes were not correctly or legally imposed, Agent or such Lender, as applicable, shall promptly return to Borrower any such amounts refunded, credited, returned, or for which any tax benefit is made available to Agent or such Lender by such Governmental Authority; provided, that no such amounts will be returned to Borrower during the existence of an Event of Default. Payment under this subsection (d) shall be made within 30 days after the date Lender or Agent makes a demand therefore and provides Borrower with a certificate showing in reasonable detail the basis for the calculation of the amount demanded.

      (e) Each Lender and Participant (as if a Lender for purposes of the definition of the term "Lending Office") agrees to designate a different Lending Office if such designation will avoid or decrease the amount of Taxes, Other Taxes and indemnity payments pursuant to this Section 3.01 and will not, in the good faith judgment of such Lender or Participant, otherwise be materially disadvantageous to such Lender.

      (f) Each Lender and Agent that is a Non-U.S. Person shall deliver to Borrower and Agent on or prior to the date of this Agreement, or with respect to assignees (including Replacement Lenders) and Participants, on or prior to the date such assignee or Participant becomes a party to this Agreement, together with any other certificate, form, or statement of exemption required under the Code, two or more (as Borrower or Agent may reasonably request) accurate and properly completed original signed copies of IRS Form W-8BEN or W-8ECI or W-8IMY (or successor forms), establishing complete exemption from withholding of United States withholding tax with respect to payments under any Loan Document. In addition, each Non-U.S. Person shall from time to time, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, promptly (and before the expiration or obsolescence of the prior forms) deliver to Borrower and Agent, together with any other certificate, form, or statement of exemption required under the Code, two or more (as Borrower or Agent may reasonably request) accurate and properly completed original signed copies of IRS Form W-8BEN or W-8ECI or W-8IMY (or successor forms), confirming or establishing complete exemption from withholding of United States withholding tax with respect to payments under any Loan Document.

      (g) Each Lender and Agent that is a U.S. Person and that is not a corporation for U.S. federal income tax purposes, shall deliver to Borrower and Agent on or prior to the date of this Agreement, or with respect to assignees (including Replacement Lenders) and Participants, on or prior to the date such assignee or Participant becomes a party to this Agreement, two accurate and properly completed original signed copies of IRS Form W-9 (or successor forms) certifying such Lender's, Agent's or Participant's entitlement to receive payments under the Loan Documents without deduction for United States backup withholding tax.

      (h) Each Agent, Lender, or Participant, as applicable, shall promptly and diligently pursue any available refund, credit, or other tax benefit that, in the reasonable and good faith judgment of such Agent, Lender, or Participant, is attributable to any payment made pursuant to this Agreement by Borrower to or for the account of such Agent, Lender, or Participant and shall promptly remit immediately available funds to Borrower in an amount equal to such refund, credit, or other tax benefit (including any interest received thereon).

      3.02 Illegality.

      If any Lender determines that any change in Law or the interpretation thereof has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Committed Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to Borrower through Agent, any obligation of such Lender to make or continue Eurodollar Rate Committed Loans or to convert Base Rate Committed Loans to Eurodollar Rate Committed Loans shall be suspended until such Lender notifies Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Agent), prepay or convert all Eurodollar Rate Committed Loans of such Lender to Base Rate Committed Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Committed Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Committed Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due under Section 3.05 in accordance with the terms thereof due to such prepayment or conversion. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

      3.03 Inability to Determine Rates.

      If Agent reasonably determines in connection with any request for a Eurodollar Rate Committed Loan or a conversion to or continuation thereof for any reason that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Committed Loan, (b) by reason of circumstances arising after the Closing Date affecting the relevant market, adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan, or
(c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan does not adequately and fairly reflect the cost to Lenders of funding such Eurodollar Rate Committed Loan, Agent will promptly so notify Borrower and all Lenders. Thereafter, the obligation of Lenders to make or maintain Eurodollar Rate Committed Loans shall be suspended until Agent revokes such notice. Upon receipt of such notice pursuant to the first sentence of this Section 3.03, Borrower may revoke any pending request for a Committed Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein, in each such case without incurring any liability under
Section 3.05.

      3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Committed Loans.

      (a) If any Lender reasonably determines that as a result of any change in or in the interpretation of any Law applicable to or binding upon such Lender, or such Lender's compliance therewith, in each case that occurs after the Closing Date, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Committed Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) any taxes (including Taxes, Other Taxes and Excluded Taxes), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve
requirements   utilized,   as  to  Eurodollar  Rate  Committed   Loans,  in  the
determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction following receipt by Borrower of the certificate described in
Section 3.06; provided, that no Lender shall be entitled to claim any such additional amount for reductions incurred more than 6 months prior to the date of delivery of such certificate.

      (b) If any Lender reasonably determines that the introduction of any Law applicable to or binding upon such Lender regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, in each case that occurs after the Closing Date, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), below that which such Lender could have achieved but for such introduction, then from time to time upon demand of such Lender (with a copy of such demand to Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction following receipt by Borrower of the certificate described in Section 3.06; provided, that no Lender shall be entitled to claim any such additional amount for reductions incurred more than 6 months prior to the date of delivery of such certificate.

      (c) Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such payment pursuant to this Section 3.04 and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

      3.05 Funding Losses.

      Upon demand of any Lender  pursuant to a certificate  described in Section
3.06 (with a copy to Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

      (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

      (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower;

in each case other than by reason of any such event arising upon receipt of a notice delivered by Agent under Section 3.03, including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained; provided, however, that such Lender shall use commercially reasonable efforts to mitigate any such loss, cost or expense in a manner consistent with the internal policies of such Lender and applicable governmental regulations. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of  calculating  amounts  payable by Borrower to Lenders under this
Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Committed Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Committed Loan was in fact so funded.

      3.06 Matters Applicable to all Requests for Compensation.

      A  certificate  of Agent or any Lender  claiming  compensation  under this
Article III and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder and the basis therefor shall be conclusive in the absence of manifest error. In determining such amount, Agent or such Lender may use any reasonable averaging and attribution methods.

      3.07 Replacement of Affected Lenders.

      (a) If any Lender becomes a Defaulting Lender or otherwise defaults in its Obligations to make Loans or fund Unreimbursed Amounts, (b) if any Lender is owed increased costs under Section 3.04 or Borrower is required to make any payments under Section 3.01 to any Lender that Borrower determines are materially in excess of those to the other Lenders or (c) in the case of refusal by a Lender to consent to a proposed amendment, change, supplement, waiver, discharge or  termination  with respect to this  Agreement  which under  Section
10.01 requires the approval of all Lenders, but has received the approval of only the Required Lenders, Borrower shall have the right to replace such Lender (the "Replaced Lender") with one or more other Eligible Assignee or Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") reasonably acceptable to Agent, provided that, (i) at the time of any replacement pursuant to this
Section 3.07, the Replacement Lender shall enter into an Assignment and Assumption Agreement, in form and substance reasonably satisfactory to Agent, pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participation in Letters of Credit by, the Replaced Lender and (ii) all obligations of Borrower owing to the Replaced Lender (including, without limitation, such increased costs and excluding those amounts and obligations specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the applicable Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Lender that acts as a L/C issuer may be replaced hereunder at any time which it has Letters of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C issuer (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer satisfactory to such L/C issuer or the depositing of cash collateral in amounts and pursuant to arrangements reasonably satisfactory to such L/C issuer) have been made with respect to such outstanding Letters of Credit.

      3.08 Survival.

      All of Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      4.01 Conditions of Initial Credit Extension.

      The  obligation  of the L/C  Issuer  and each  Lender to make its  initial
Credit  Extension   hereunder  is  subject  to  satisfaction  of  the  following conditions precedent:

      (a) Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer (or in the case of clause (vi) below, a secretary or assistant secretary) of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to Agent:

            (i) executed counterparts of this Agreement and reaffirmations of all other Loan Documents, sufficient in number for distribution to Agent, each Lender and Borrower;

            (ii) a Note executed by Borrower in favor of each Lender requesting a Note;

            (iii) an executed second amendment to deed of trust with respect to the Playboy Mansion, together with a date down endorsement to lender's title insurance policy (or new title policy) relating thereto;

            (iv) (A) a copy of the certificate or articles of incorporation, including all amendments thereto, of each of Borrower and PEII, certified as of a recent date by the Secretary of State or comparable official of the state or other jurisdiction of its organization, and, except with respect to jurisdictions that do not issue such certificates for persons organized in the manner of such Loan Party, a certificate as to the good standing of such Loan Party as of a recent date, from such Secretary of State or other official; (B) a certificate of the secretary or assistant secretary of each of Borrower and PEII dated the Closing Date and certifying (1) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (3) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certified copy thereof furnished pursuant to clause (A) above, and (4) as to the incumbency and specimen signature of each officer of such Loan Party executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (C) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (B) above;

            (v) one or more favorable opinions of counsel to Borrower and PEII acceptable to Agent, addressed to Agent and each Lender, as to such matters concerning Borrower and PEII and the Loan Documents in form and substance satisfactory to Agent;

            (vi) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or would reasonably be expected to have a Material Adverse Effect;

            (vii) evidence of the satisfaction and discharge of all Senior Secured Notes and the release of all Liens securing the Senior Secured Notes;

            (viii) evidence of the issuance of the Convertible Notes pursuant to the Convertible Note Indenture and the other Convertible Note Documents, together with fully executed copies of the Convertible Note Documents; and

            (ix) such other assurances, certificates, documents or consents as Agent or the Required Lenders reasonably may require.

      (b) Any fees required to be paid on or before the Closing Date shall have been paid.

      (c) Unless waived by Agent, Borrower shall have paid all Attorney Costs of Agent to the extent invoiced prior to or on the Closing Date.

      4.02 Conditions to all Credit Extensions.

      The obligation of the L/C Issuer and each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

      (a) The representations and warranties of Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of
Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

      (b) No Default shall exist, or would result from such proposed Credit Extension.

      (c) Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

      Each Request for Credit Extension submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to Agent and Lenders that on and as of the Closing Date and each date referred to in Section 4.02(a):

      5.01 Existence, Qualification and Power; Compliance with Laws.

      Each Company (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver, and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or licenses, except in each case referred to above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

      5.02 Authorization; No Contravention.

      The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, (i) any Contractual Obligation (other than the Collateral Documents) to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, except for any such conflict, breach or contravention that would not be reasonably likely to have a Material Adverse Effect; (c) result in the creation of any Lien under any Contractual Obligations to which such Person is a party (other than Liens permitted by this Agreement); or (d) violate any Law, except for any such violation that would not be reasonably likely to have a Material Adverse Effect.

      5.03 Governmental Authorization.

      No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except for actions and filings necessary to create or perfect Liens in the Collateral and except for any such approval, consent, exemption, authorization or other action, or notice or filing that has been made, obtained or given or that if not obtained would not be reasonably likely to have a Material Adverse Effect.

      5.04 Binding Effect.

      This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      5.05 Financial Statements; No Material Adverse Effect, Internal Control Event.

      (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein and (ii) fairly present in all material respects the financial condition of Playboy and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein.

      (b) Since the date of the Audited Financial Statements, no Internal Control Event has occurred.

      5.06 Litigation.

      Except as specifically disclosed in Schedule 5.06 hereto and except as disclosed on the most recent 10-K and 10-Q filings of Playboy, as of the Closing Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Playboy or any of its Restricted Subsidiaries that (a) expressly assert the invalidity or unenforceability of this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) as to which there is a reasonable possibility of an adverse determination and that, if determined adversely, would either individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

      5.07 No Default or Event of Default.

      No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

      5.08 Environmental Compliance.

      Except as specifically disclosed in Schedule 5.08 hereto, to their knowledge, Playboy and its Restricted Subsidiaries have no liability for violation of any applicable Environmental Laws, except any such liability that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      5.09 Insurance.

      The properties of Playboy and its Restricted Subsidiaries are insured with reputable insurance companies in such amounts, after giving effect to any self-insurance compatible with the following standards, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses.

      5.10 Taxes.

      Playboy and its Restricted Subsidiaries have filed all material Federal, state and other tax returns and reports required to be filed, and have paid all material Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP (or in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization). To Borrower's knowledge, there is no proposed tax assessment against Playboy or any Restricted Subsidiary of Playboy that would, if made, reasonably be expected to have a Material Adverse Effect.

      5.11 ERISA Compliance.

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws, except for any such noncompliance which would not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification, except for any non-qualification which would not reasonably be expected to have a Material Adverse Effect. Playboy and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (b) There are no pending or, to the knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

      (c) (i) No ERISA Event has  occurred or is  reasonably  expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Playboy nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Playboy nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Playboy nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except for any such events that would not reasonably be expected to have a Material Adverse Effect.

      5.12 Subsidiaries.

      As of the Closing Date, Playboy has no Subsidiaries other than those disclosed in Part (a) of Schedule 5.12 and neither Playboy nor any of its Subsidiaries has any equity investments in any other corporation or entity other than those disclosed in Part (b) of Schedule 5.12. All Restricted Subsidiaries of Playboy as of the Closing Date are identified as such on Part (a) of Schedule 5.12.

      5.13 Disclosure.

      All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Playboy, Borrower or any of its Subsidiaries in writing to Agent or any Lender (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Playboy, Borrower or any of its Subsidiaries in writing to Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, when taken as a whole, does not contain as of the date furnished any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading; provided that to the extent any such factual information was based upon or constituted a forecast or projection, Playboy, Borrower and each Subsidiary represent only that they acted in good faith and utilized assumptions reasonable at the time made in the preparation of such factual information (it being understood that no assurance has been or will be given that any forecast or projection has been or will be achieved).

      5.14 Compliance with Laws.

      Playboy, each Restricted Subsidiary of Playboy and each other Company is in compliance in all material respects with the requirements of all Laws applicable to it and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      5.15 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

      (a) Borrower is not engaged, principally, or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock.

      (b) None of Playboy or any Restricted Subsidiary of Playboy (i) is a "holding company" within the meaning of, or subject to regulations under, the Public Utility Holding Company Act of 1935, or (ii) an "investment company" under the Investment Company Act of 1940.

      5.16 Senior Secured Note Tender; Convertible Note Debt.

      (a) The Senior Secured Notes have been satisfied and discharged and all Liens securing the Senior Secured Notes have been released.

      (b) Playboy has issued $115,000,000 of the Convertible Notes pursuant to the terms of the Offering Memorandum and the Convertible Note Documents.

ARTICLE VI AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied (other than unasserted contingent indemnity obligations), or any Letter of Credit shall remain outstanding, Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.08) cause Playboy and each Restricted Subsidiary of Playboy, as applicable, to:

      6.01 Financial Statements.

      Deliver to Agent the following and Agent shall provide copies thereof to each Lender:

      (a) as soon as available, but in any event within 95 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Playboy and its Restricted Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and prepared in accordance with GAAP, audited and accompanied by (i) a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) if Playboy is then subject to Section 404 of Sarbanes-Oxley, an attestation report of such certified public accountant as to management's report on Playboy's internal control over financial reporting showing no Internal Control Event or Events that, in the aggregate, would reasonably be expected to have a Material Adverse Effect; and

      (b) as soon as available, but in any event within 65 days after the end of each of the first three fiscal quarters of each fiscal year of Playboy, a consolidated balance sheet of Playboy and its Restricted Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of Playboy's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all certified by a Responsible Officer of Playboy as fairly presenting in all material respects the financial condition, results of operations, shareholders equity and cash flows of Playboy and its Restricted Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments.

      6.02 Certificates; Other Information.

      Deliver to Agent the following (and Agent shall provide copies thereof to each Lender):

      (a) concurrently with the delivery of the financial statements referred to
in  Section  6.01(a),   a  certificate  of  its  independent   certified  public
accountants certifying such financial statements;

      (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower;

      (c) as soon as reasonably practicable, after any request by Agent or any Lender (through Agent), copies of any audit reports or management letters submitted to the Board of Directors (or the audit committee of the Board of Directors) of Playboy by independent accountants in connection with the accounts or books of Playboy or any audit of Playboy;

      (d) as soon as available, but in any event within 90 days after the end of any fiscal year of Borrower, an annual budget for Playboy and its Restricted Subsidiaries for the succeeding fiscal year, prepared on a consolidated basis and in conformity with the financial statements furnished under Section 6.01(a) and (b), signed by a Responsible Officer and consisting of at least a projected income statement and a projected cash flow statement, each prepared on a quarterly basis, and a projected balance sheet prepared on an annual basis;

      (e) promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Playboy, and copies of all annual, regular, periodic and special reports and registration statements which Playboy may file or be required to file with the Securities and Exchange Commission, whether under
Section 13 or 15(d) of the Exchange Act, or otherwise, including each Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K Current Report and not otherwise required to be delivered to Agent pursuant hereto; and

      (f) as soon as reasonably practicable, such additional information regarding the business, financial or corporate affairs of Playboy or any Subsidiary, or compliance with the terms of the Loan Documents, as Agent or any Lender (through Agent) may from time to time reasonably request, in form and detail reasonably satisfactory to Agent.

      6.03 Notices.

      Promptly notify Agent:

      (a) of the occurrence of any Default or Event of Default;

      (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect (other than an Internal Control Event which shall be reported in accordance with clause (d) below);

      (c) the occurrence of any ERISA Event; and

      (d) the occurrence of any of the following events:

      (i) any Internal Control Event which is required to be publicly disclosed of which a Responsible Officer (other than a Responsible Officer committing the fraud constituting such Internal Control Event) has knowledge, or

      (ii) any Internal Control Event of which a Responsible Officer (other than a Responsible Officer committing the fraud constituting such Internal Control Event) has knowledge which would reasonably be expected to have a Material Adverse Effect.

      Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Playboy setting forth details of the occurrence referred to therein and stating what action Playboy has taken and proposes to take with respect thereto.

      6.04 Preservation of Existence, Etc.

      (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Section 7.04 or 7.05 and except when the failure to maintain good standing would not be reasonably likely to have a Material Adverse Effect; and (b) take all reasonable action to maintain all material rights, privileges, permits, licenses and franchises necessary in the normal conduct of business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

      6.05 Compliance with Laws.

      Comply in all material respects with the requirements of all Laws, and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

      6.06 Books and Records.

      (a) Maintain in all material respects proper books of record and account, in which correct entries in conformity with GAAP consistently applied shall be made of all appropriate transactions and matters of Playboy or each Restricted Subsidiary of Playboy, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Playboy or any material Restricted Subsidiary, as the case may be.

      6.07 Inspection Rights.

      Permit representatives and independent contractors of Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and, provided that an officer of Borrower is then present, to discuss its affairs, finances and accounts with its officers and Playboy's or Borrower's independent public accountants, all at the reasonable expense of Borrower and at reasonable times during normal business hours, upon reasonable advance notice to Borrower; provided, however, that Borrower's obligation to reimburse Agent for reasonable expenses incurred in connection with such inspections shall be limited to no more than one (1) inspection during any calendar year if such inspections are conducted at a time when no Event of Default or Default shall have occurred and is continuing.

      6.08 Use of Proceeds.

      Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document; provided, however, that except as provided in Section 7.08, in no event shall proceeds of the Credit Extensions be used to make any payment in respect of the Convertible Note Debt.

      6.09 Financial Covenants

      (a) Net Worth. Maintain Net Worth on the last day of each calendar quarter hereafter commencing on March 31, 2005, at least equal to the Base Amount plus the Increase Amount applicable as of such day.

      (b) Interest Coverage Ratio. Maintain an Interest Coverage Ratio of at least the ratio indicated below for the twelve (12) month period ending on each date below:

                               Date                                    Ratios
                               ----                                    ------

                 March 31, 2005 and June 30, 2005                    1.75 : 1.0

                 September 30, 2005 and each December 31,
                 March 31, June 30 and September 30 thereafter       3:00 : 1.0

      (c) Capital Expenditures. Not to spend or incur obligations (including the total amount of any capital leases) to acquire fixed assets for more than
Fifteen Million Dollars ($15,000,000) in any single fiscal year on a consolidated basis.

      6.10 Additional Guarantors.

      Notify Agent at the time that any Person (other than a Playboy.com Entity) becomes a Domestic Restricted Subsidiary of Playboy, and in the case of the Playboy.com Entities, at such time as such Playboy.com Entity becomes a Wholly-Owned Restricted Subsidiary of Playboy, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Guarantor by executing and delivering to Agent a Loan Guaranty or Loan Guaranty joinder in a form reasonably acceptable to Agent, (b) deliver to Agent documents reasonably necessary to grant to Agent (and permit Agent to perfect) a Lien on the personal property of such Person to the extent permitted herein, (c) cause the appropriate Person to deliver to Agent a Pledge Agreement granting to Agent a Lien on the Equity Interests of such Person and (d) deliver to Agent documents of the types referred to in clause (vi) of Section 4.01(a) and favorable opinions of counsel (including in-house counsel) to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (a), (b) and (c)), all in form, content and scope reasonably satisfactory to Agent.

      6.11 Designation of Restricted and Unrestricted Subsidiaries.

      The Board of Directors of Playboy may designate any Restricted Subsidiary of Playboy as an Unrestricted Subsidiary if that designation would not cause a Default or an Event of Default; provided that in no event shall (a) the business currently operated by any Playboy.com Entity be transferred to or held by an Unrestricted Subsidiary, (b) Borrower be designated as an Unrestricted Subsidiary or (c) any Restricted Subsidiary in existence on the Closing Date be designated as an Unrestricted Subsidiary, other than a Restricted Subsidiary that is being merged, consolidated, dissolved, liquidated or wound up, or is selling all of its assets, in each case as permitted pursuant to Section 7.04. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Playboy and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and that designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Playboy may at any time designate any Unrestricted Subsidiary as a Restricted Subsidiary of Playboy; provided that such designation shall be deemed to be an incurrence of
Indebtedness by a Restricted Subsidiary of Playboy of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 7.03, calculated on a proforma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would have occurred and be continuing following such designation.

      6.12 Payment of Obligations.

      Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property which would not be permitted under Section 7.01, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or such Subsidiary; and
(c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except to the extent that the same is being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are maintained by Borrower or such Subsidiary, except to the extent the failure to pay or discharge the same would not reasonably be expected to have a Material Adverse Effect.

      6.13 Maintenance of Properties.

      (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all reasonably necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

      6.14 Maintenance of Insurance.

      Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to Agent of termination, lapse or cancellation of such insurance.

ARTICLE VII NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than unasserted contingent indemnity obligations), or any Letter of Credit shall remain outstanding, Borrower shall not, nor shall it permit Playboy or any Restricted Subsidiary of Playboy to, directly or indirectly:

      7.01 Liens.

      Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

      (a) Liens securing the Obligations;

      (b) Liens in favor of Borrower or any Guarantor;

      (c) Liens on property or assets of a Person existing at the time such Person is acquired by, merged with or into or consolidated with Playboy or any of its Restricted Subsidiaries; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Playboy or the Restricted Subsidiary;

      (d) Liens on property or assets existing at the time of acquisition thereof by Playboy or any of its Restricted Subsidiaries, provided that such Liens were not created in contemplation of such acquisition and do not extend to any property other than the property or assets so acquired;

      (e) Liens existing on the date hereof and any renewals, refinancings, replacements or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the principal amount secured or benefited thereby is not, in whole or in part, increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal, refinancing, replacement or extension of the obligations secured or benefited thereby is permitted by Section 7.03(j);

      (f) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(g);

      (g) Liens securing Indebtedness permitted under Section 7.03(d); provided that (i) such Liens do not at any time encumber any property other than the property financed, constructed or improved by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired or the portion thereof being constructed or improved on the date of acquisition or the completion date of such construction or improvement;

      (h) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or thereafter payable without penalty, or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

      (i) carriers', warehousemen's, landlords', mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

      (j) modifications, extensions, renewals or replacements of any Liens referred to in clauses (c), (d), (e) or (g) hereof in connection with the refinancing, refunding or extension of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated in Section 7.03, the amount secured by such Lien is not increased (except to the extent of fees, interest and premium in connection thereto);

      (k) utility deposits and deposits to secure the performance of tenders, bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance or completion bonds and other obligations of a like nature incurred in the ordinary course of business (including bonds in connection with sweepstakes);

      (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and other similar Liens arising in the ordinary course of business;

      (m) licenses, leases, subleases and sublicenses granted to third Persons not materially interfering with the ordinary course of business of Playboy and its Restricted Subsidiaries taken as a whole;

      (n) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

      (o) deposits made in the ordinary course of business to secure liability to insurance carries;

      (p) licensing agreements, options and negotiation rights with respect to intellectual property or any rights therein entered into in the ordinary course of business;

      (q) Liens arising from Uniform Commercial Code filings regarding operating leases entered into by Playboy and its Restricted Subsidiaries in the ordinary course of business;

      (r) Liens securing Swap Contracts entered into for the purpose of managing interest rate risk with respect to the Obligations which are not otherwise prohibited hereunder;

      (s) any Lien arising as a result of the Hefner Option;

      (t) Liens on any item of Product or rights in Product to the extent securing residuals, deferments or participations payable by Playboy or any Restricted Subsidiary of Playboy relating exclusively to such items of Product or rights in Product;

      (u) Liens on any asset relating to any item of Product or rights in Product acquired by Playboy or any of its Restricted Subsidiaries granted in accordance with customary industry practice in favor of any lender or financier financing any or all of the development, acquisition or production costs of such item of Product or in favor of any person guaranteeing the completion of production or delivery of such item of Product, provided the Lien is and will remain confined to the same Product or rights in Product so acquired;

      (v) easements, rights-of-way, restrictions, covenants, encroachments, variations, subdivisions, minor defects or irregularities in title and other similar encumbrances affecting real property which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

      (w) Liens listed as title exceptions in the title insurance policies (or any date-down endorsement thereof acceptable to Agent in reasonable judgment) or as otherwise described in the reports on title delivered to Agent relating to the Playboy Mansion;

      (x) Liens of sellers of goods to Playboy and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

      (y) normal and customary rights of setoff, banker's liens or similar rights upon deposits of cash or investments in favor of banks or other financial institutions and Liens of a collecting bank arising under the Uniform Commercial Code on payment items in the course of collection;

      (z) Liens on Cash Equivalents deemed to exist in connection with and securing transactions of the type set forth in clause (d) of the definition of "Cash Equivalents";

      (aa) Liens on property or assets of any Foreign Subsidiary securing Indebtedness permitted under Section 7.03(i);

      (bb) rights of distributors, exhibitors, and other Persons which are not Affiliates of Borrower or any of the Restricted Subsidiaries in any item of Product created in connection with the distribution or exploitation of any such item of Product or rights in Product in the ordinary course of business;

      (cc) Liens granted in accordance with customary industry practice to distributors or licensees which are not Affiliates of Borrower or any of the Restricted Subsidiaries to secure the exploitation rights or any rights ancillary thereto in items of Product or rights in Product licensed or leased to such distributors or licensees, provided that the collateral subject to any such Lien shall be limited to such rights licensed or leased to such distributor or licensee, the Product and proceeds of such rights and a non-exclusive right of access to customary duplicating materials to exercise such rights;

      (dd) Liens of film laboratories, sound studios or similar production or postproduction facilities which are not Affiliates of Borrower or any of the Restricted Subsidiaries incurred in the ordinary course of business for sums not yet delinquent or which are being contested in good faith; and

      (ee) Liens not otherwise permitted hereunder security Indebtedness in a principal amount outstanding not in excess of $10,000,000.

      7.02 Investments.

      Make any Investments, except:

      (a) any Investment in Playboy, Borrower or a Restricted Subsidiary of Playboy;

      (b) any Investment in cash or Cash Equivalents and, in the case of any Foreign Subsidiary, Investments in short-term instruments substantially similar to Cash Equivalents and customarily used in the country in which such Subsidiary is located;

      (c) any Investment by Playboy, Borrower or any Restricted Subsidiary of Playboy in a Person at a time when no Event of Default is in existence, if as a result of such Investment;

            (i) such Person becomes a Restricted Subsidiary of Playboy and a Guarantor; or

            (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Playboy, Borrower, or a Wholly-Owned Restricted Subsidiary of Playboy that is a Guarantor;

      (d)  any  Investment   made  as  a  result  of  the  receipt  of  non-cash
consideration from a Disposition that was made pursuant to and in compliance with Section 7.05;

      (e) any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Playboy;

      (f) Investments consisting of Swap Contracts;

      (g) any Investment made solely to fund Playboy's deferred compensation plans for employees and non-employee directors or any successor plans approved by the Board of Directors of Playboy;

      (h) any Investments received in satisfaction of judgments, settlements of debt or compromises of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, customer or joint venture partner;

      (i) Investments in joint ventures to which Playboy, Borrower or a Restricted Subsidiary of Playboy is party and not otherwise permitted hereunder, in an aggregate amount not to exceed $5,000,000;

      (j) Investments in a Person received solely in exchange for (a) licenses to intellectual property (other than an exclusive license or licenses to use in the United States or a majority of states or states incorporating a majority of the population of the United States thereof (i) the Playboy name or Rabbit Head Design for all or substantially all of its current uses, (ii) all or substantially all of the video and film library owned by Playboy and its Subsidiaries for all or substantially all of its current uses or (iii) all or substantially all of the image library owned by Playboy and its Subsidiaries for all or substantially all of its current uses) or (b) other property (excluding cash or Cash Equivalents) in an aggregate amount in the case of clause (b) not to exceed $5,000,000;

      (k) Investments deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

      (l) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit and prepaid expenses in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

      (m) Guarantees permitted by Section 7.03;

      (n) advances to officers, directors and employees of Borrower and Subsidiaries in an aggregate amount not to exceed $2,000,000 at any time outstanding;

      (o) Investments permitted under Sections 7.06 and 6.09(c);

      (p) Deposits of cash with banks or other depository institutions in the ordinary course of business and deposits required by government agencies or utilities;

      (q) Investments existing on the date hereof and set forth on Schedule 7.02 and any modification, replacement, renewal or extension thereof; provided, that the amount of the original investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;

      (r)  Investments  by Borrower and the  Restricted  Subsidiaries  in Equity
Interests of Persons that, upon the making of such investments, become Wholly-Owned Restricted Subsidiaries of Playboy; provided that (i) the ownership by the Borrower of such persons is consistent with the limitations of Section 7.10, (ii) no Default or Event of Default results from the making of any such investment, (iii) all of the provisions of Section 6.10 are satisfied with respect to such Persons and (iv) prior to the making of any such investment Borrower shall have delivered to the Agent calculations demonstrating pro forma compliance with the covenants contained in Sections 6.09(a) and (b) computed as of the last day of the most recently ended calendar quarter but having given pro forma effect to such incurrence; and

      (s) Investments not otherwise permitted hereunder in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (s) since the date hereof, do not exceed $15,000,000.

      7.03 Indebtedness.

      Create, incur, assume or suffer to exist any Indebtedness, unless after giving effect to such incurrence, the Leverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence, determined on a pro forma basis, would be less than or equal to 5.00:1.0. In addition, and subject to such incurrence limitation, Borrower shall not, nor shall it permit Playboy or any Restricted Subsidiary of Playboy to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness except:

      (a) Indebtedness, including L/C Obligations, under the Loan Documents;

      (b) the Convertible Note Debt;

      (c)  Indebtedness  outstanding  on the date  hereof and listed on Schedule
7.03;

      (d) Indebtedness in respect of Capital Lease Obligations, Synthetic Lease Obligations, mortgage financings and purchase money obligations to acquire, construct or improve fixed or capital assets within the limitations set forth in
Section 7.01(g); provided, however, that the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000.

      (e) Indebtedness owed to Playboy or any of its Restricted Subsidiaries;

      (f) obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

      (g) Guarantees of Playboy, Borrower or any Subsidiary of Borrower in respect of Indebtedness otherwise permitted hereunder of Borrower or any Restricted Subsidiary of Playboy;

      (h) Acquired Debt, provided that (i) such indebtedness is not incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of Playboy, (ii) after incurring such Indebtedness, Borrower is in compliance with the covenants contained in Sections 6.09(a) and
(b) computed as of the last day of the most recently ended calendar quarter, but having given pro forma effect to such incurrence, and (iii) no Event of Default is then in existence;

      (i) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding not to exceed $5,000,000;

      (j) any refinancings, refundings, renewals or extensions of the Indebtedness described in clauses (c), (d), (h), (j) or (k) hereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinanced, refunded, renewed or extended Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

      (k) the incurrence by Playboy, Borrower or any Guarantor of unsecured Subordinated Liabilities (in addition to the Convertible Note Debt) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $50,000,000;

      (l) the incurrence by Borrower or any Guarantor of Indebtedness not otherwise permitted hereunder in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $20,000,000;

      (m) unsecured Indebtedness arising by reason of endorsement of negotiable instruments or similar transactions in the ordinary course of business;

      (n) the incurrence by Playboy or any of its Restricted Subsidiaries of Indebtedness with respect to letters of credit and bankers' acceptances issued in the ordinary course of business and not supporting Indebtedness, including letters of credit in respect of worker's compensation claims or self-insurance or supporting performance, bid, surety, appeal and similar bonds or indemnification, adjustment of purchase price or similar obligations incurred in connection with the disposition of any business or assets (other than a Guarantee of Indebtedness of the Person acquiring any such business or assets); and

      (o) Indebtedness incurred in the ordinary course of business of Playboy or any of its Restricted Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves have been established on the books of Playboy or any of its Restricted Subsidiaries if required by and in accordance with GAAP).

            In the event that any item of Indebtedness meets more than one of the categories set forth above, Borrower may classify and reclassify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one or more of such clauses, as applicable, at its election.

      7.04 Fundamental Changes.

      Merge, dissolve, liquidate, consolidate with or into, another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:

      (a) any Subsidiary may consolidate or merge with (i) Borrower, provided that Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, and, provided further that if a Guarantor is merging with another Subsidiary, the Guarantor shall be the surviving Person or the surviving Person becomes a Guarantor;

      (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned
Subsidiary, then the transferee must either be Borrower or a wholly-owned Subsidiary and, provided further that if the transferor of such assets is a Guarantor, the transferee must either be Borrower or a Guarantor or otherwise become a Guarantor;

      (c) Borrower and the Guarantors may make Dispositions in connection with investments expressly permitted by Section 7.02;

      (d) Any Restricted Subsidiary may dissolve, liquidate or wind up its affairs at any time so long as such dissolution, liquidation or winding up, as applicable, would not reasonably be expected to have a Material Adverse Effect; and

      (e) Borrower and the Restricted Subsidiaries may make any Disposition permitted under Section 7.05.

      7.05 Dispositions.

      Make any Disposition or enter into any agreement to make any Disposition, except:

      (a) any single transaction or series of related transactions that involves assets having a fair market value of less than $5,000,000 and an aggregate fair market value for all such Dispositions in any fiscal year of less than $7,500,000;

      (b) transfers of assets between or among Playboy and its Restricted Subsidiaries;

      (c) the issuance of Equity Interests by a Restricted Subsidiary to Playboy or to another Restricted Subsidiary of Playboy;

      (d) the issuance of common stock of Playboy.com to holders of Playboy.com Stock or pursuant to the exercise of warrants outstanding on the date hereof, in each case, as required by the terms thereof as in effect on the date hereof;

      (e) the transfer, assignment, lease, sublease, license or sublicense of assets or rights in the ordinary course of business generally in accordance with past practice;

      (f) the sale of the art work in the ordinary course of business consistent with past practice;

      (g) the sale of inventory in the ordinary course of business;

      (h) the sale of uneconomic, surplus, obsolete or worn-out assets or assets no longer required in such Person's business, all in the ordinary course of business;

      (i) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

      (j) the granting of Liens not prohibited by this Agreement;

      (k) the sale or other disposition of cash or Cash Equivalents or other marketable securities (other than any marketable securities issued by any Subsidiary of Playboy);

      (l) the sale or other disposition of Equity Interests in or Indebtedness or other securities of an Unrestricted Subsidiary;

      (m) a Restricted Payment or an Investment that is not prohibited hereunder;

      (n) Dispositions permitted by Section 7.04 or Section 7.06;

      (o) the Disposition of Equity Interests in any Restricted Subsidiary of Playboy (i) to Playboy or to a Wholly Owned Restricted Subsidiary of Playboy,
(ii) to another Person in connection with the Disposition of all of the Equity Interests of such Restricted Subsidiary pursuant to a transaction that otherwise complies with this Section 7.05, or (iii) if such Disposition consists of the sale or issuance of Capital Stock representing directors qualifying shares in Capital Stock required by Law to be held by a Person other than Playboy or a Restricted Subsidiary of Playboy;

      (p) the sale or discount of doubtful accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

      (q) Dispositions not otherwise permitted hereunder, so long as (i) Playboy (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Disposition at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; (ii) no Event of Default is then in existence; and (iii) at least 50% of the consideration therefor received by Playboy or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, that such 50% requirement will not apply to any Disposition in which the cash portion of such consideration received therefor on an after tax basis, determined in accordance with this clause (iii), is equal to or greater than what the after tax proceeds would have been had such transaction complied with the 50% requirement; provided further that, for purposes of this clause (q), each of the following shall be deemed to be cash:
(A) any liabilities (as shown on Playboy's most recent consolidated balance sheet) of Playboy or any Restricted Subsidiary (other than unasserted contingent indemnity obligations) relating to the assets disposed of that are assumed by the transferee of any such assets in a manner that includes the release of Playboy or such Restricted Subsidiary from further liability and (B) any securities, notes or other obligations received by Playboy or any such Restricted Subsidiary from such transferee that are converted by Playboy or such Restricted Subsidiary into cash or Cash Equivalents within 90 days of receipt (to the extent of the case received in such conversion);

      (r) the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of Section 7.05(q) above; and

      (s) Dispositions of equipment or real property or any interests therein (other than the Playboy Mansion) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property,
(ii) the proceeds of such Dispositions are reinvested pursuant to Section 2.05(d) or (iii) the proceeds of such Dispositions are used to repay the Obligations pursuant to Section 2.05(d).

      Notwithstanding anything to the contrary contained herein, (i) any Disposition of assets by Playboy or a Domestic Restricted Subsidiary of Playboy to Playboy or any other Subsidiary of Playboy shall be made subject to Agent's Lien on such assets, which Lien shall not be released or deemed released in connection with such Disposition and (ii) in no event shall Borrower, Playboy or any Restricted Subsidiary, without the prior written consent of Required Lenders, make a Disposition or enter into any agreement to make a Disposition of (A) any accounts receivable or inventory out of the ordinary course of business as conducted prior to the Closing Date (and not by way of bulk sale) or (B) the Playboy Mansion or the Mansion Personal Property at any time that a Default or Event of Default is in existence except pursuant to the Hefner Option. Notwithstanding any provision of this Agreement or any of the other Loan Documents to the contrary, if a Default or Event of Default then exists, either of Agent or Trustee may notify Borrower as provided herein and Hefner at the address and in the manner set forth in the Hefner Option, each in writing (the "Option Notice"), that Hefner shall have 30 days after receipt of such notice from Agent or Trustee to notify Agent, Trustee and Borrower in writing (the "Exercise Notice") that Hefner has elected to exercise the Hefner Option. If Hefner fails to timely give the Exercise Notice, Agent may proceed with such foreclosure without regard to the Hefner Option. If Hefner elects to exercise the Hefner Option (which, notwithstanding anything to the contrary contained in this Agreement, Hefner shall have the right to do in accordance with the terms hereof and the terms of the Hefner Option without the consent of any other Person) and gives the Exercise Notice, PEII shall have the right to proceed to a closing of the sale of the Playboy Mansion and the Mansion Personal Property pursuant to the Hefner Option, and Agent and Lenders will forbear in enforcing the Deed of Trust for up to 90 days after Hefner has given the Exercise Notice, provided further that upon such closing all Net Cash Proceeds from such sale shall be paid to Agent for application to the Obligations until payment in full of the Obligations (other than unasserted contingent indemnification obligations as set forth in Section 2.05). To the full extent permitted by law, the forbearance described in this Section 7.05 shall not be deemed to affect or delay the enforcement of any of Agent's or Lenders' other rights or remedies. In no event shall Agent commence any foreclosure action with respect to the Playboy Mansion until Agent or Trustee has provided the Option Notice to Borrower and Hefner as provided above, and Hefner has had an opportunity to exercise the Hefner Option as provided above. Hefner shall have the right to remain a tenant of the Playboy Mansion in accordance with Hefner's then-existing lease thereof during the 30 and, if applicable, 90 day periods for exercise of the Hefner Option.

      7.06 Restricted Payments.

      Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

      (a) Playboy, Borrower and the Restricted Subsidiaries may make Restricted Payments from time to time so long as (i) no Default or Event of Default is then in existence or would result therefrom; and (ii) immediately after making each such Restricted Payment, Borrower has satisfied the Liquidity Test;

      (b) dividends may be paid within 60 days after the date of declaration thereof, if at said date of declaration such payment would have been permitted hereunder;

      (c) any principal or interest on any Equity Interests of Playboy or any of its Restricted Subsidiaries may be redeemed, repurchased, retired, defeased or acquired in exchange for, or out of the net cash proceeds from the substantially concurrent sale or issuance (other than to a Subsidiary of Playboy) of, or otherwise in exchange for, Equity Interests of Playboy (other than Disqualified Stock);

      (d) the Playboy.com Stock may be converted into Playboy.com common stock or into Equity Interests of Playboy and Playboy.com common stock may be converted into Equity Interests in Playboy;

      (e) so long as no Default or Event of Default is in existence or would result therefrom, any Equity Interests of Playboy or any Restricted Subsidiary of Playboy held by (a) any member of Playboy's (or any of its Restricted
Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement or (b) any employee benefit plan for employees, directors or former directors, may be repurchased, redeemed, defeased, acquired or retired, provided that the aggregate amount of cash consideration paid for all such repurchased, redeemed, defeased, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period, with any unused portion available for future periods;

      (f) repurchases of Capital Stock deemed to occur upon the exercise of stock options may occur if such Capital Stock represents a portion of the exercise price thereof;

      (g) each Wholly-Owned Restricted Subsidiary may make Restricted Payments to Borrower, Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

      (h) Playboy, Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person or options or consents with respect thereto;

      (i) Restricted Payments made to redeem, repurchase, retire, defease or acquire all or a portion of the Playboy.com Stock;

      (j) Playboy may make Restricted Payments to satisfy its obligations under the Convertible Note Debt in accordance with Section 7.08;

      (k) Playboy or any of its Restricted Subsidiaries may make Restricted Payments to make payment upon or to repurchase, redeem, defease or otherwise acquire or return for value any Subordinated Liabilities in accordance with
Section 7.07;

      (l) in the event that, and for each taxable year in which, Playboy is treated as an association taxable as a corporation for Federal, state and local income tax purposes and Borrower and its Subsidiaries are included in a consolidated or combined tax group with Playboy, the payment of dividends or distributions by Borrower to Playboy in an amount equal to the share of the consolidated or combined income tax liability allocable to Borrower and its Subsidiaries (after giving effect to any offsetting deductions); provided that any refunds received by Playboy attributable to Borrower and its Subsidiaries shall promptly be paid by Playboy to Borrower;

      (m) the issuance by Playboy.com  of  Playboy.com  Stock and Capital Stock;
and

      (n) so long as no Default or Event of Default is in existence or would result therefrom, Playboy, Borrower and the Restricted Subsidiaries may make Restricted Payments not otherwise permitted hereunder in an amount not to exceed $5,000,000 in the aggregate during the terms hereof.

      7.07 Limitations in respect of Subordinated Liabilities.

      Make any payment on, or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Liabilities (other than intercompany Indebtedness), except:

      (a) in respect of the  Convertible  Note Debt, to the extent  permitted in
Section 7.08; and

      (b) in respect of Subordinated Liabilities other than the Convertible Note Debt, (i) in exchange for or out of the Net Cash Proceeds from the substantially concurrent sale or issuance (other than to a Subsidiary of Playboy) of, or otherwise in exchange for, Equity Interests of Playboy (other than Disqualified Stock), (ii) to the extent permitted under Section 7.03(j) and (iii) payments made at a time when no Default or Event of Default is in existence or would result therefrom, Borrower is in compliance with the covenants contained in
Section 6.09(a) and (b) computed as of the last day of the most recently ended calendar quarter, but after giving pro forma effect to such payment, and immediately after making each such payment, Borrower has satisfied the Liquidity Test.

      7.08 Limitations in respect of Convertible Note Debt.

      Make any payment on, or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any of the Convertible Note Debt, other than (a) payments in exchange for or out of the net cash proceeds from the substantially concurrent sale or issuance of Equity Interests of Playboy (other than Disqualified Stock), with the proceeds of Indebtedness with respect to any Subordinated Liabilities not prohibited under this Agreement or with the proceeds of Dispositions which are not required to be used to prepay the Obligations pursuant to Section 2.05; (b) regularly scheduled payments by Playboy of principal, interest and contingent interest when due on or with respect to the Convertible Note Debt pursuant to the terms of the Convertible Note Documents as amended, modified or otherwise altered as permitted hereunder, so long as each such payment is then permitted to be made pursuant to the terms of the subordination provisions of the Convertible
Note Indenture, as amended, modified or otherwise altered as permitted herein; provided, that no Loan Party shall make Distributions to Playboy for the purpose of making any such payment unless (i) no Event of Default is then in existence, and (ii) Borrower is in compliance with the covenants contained in Section 6.09(a) and (b) computed as of the last day of the most recently ended calendar quarter, but after having given pro forma effect to such payment; and (c) payments in respect of the optional redemption, mandatory redemption or conversion of all or a portion of the Convertible Notes pursuant to the terms of the Convertible Note Indenture, as amended, modified or otherwise altered as permitted herein (other than a mandatory redemption or conversion due to a merger, consolidation or binding share exchange or a "Fundamental Change" (as defined in the Convertible Note Indenture, as such definition exists on the Closing Date), or payments in respect of the repurchase from time to time of all or any portion of the Convertible Notes by Playboy or any of its Subsidiaries, in each case, so long as each such payment is then permitted to be made pursuant to the terms of the subordination provisions of the Convertible Note Indenture, as amended, modified or otherwise altered as permitted herein; provided, that no Loan Party shall make Distributions to Playboy for the purpose of making any such payment unless (A) no Event of Default is then in existence, (B) Borrower is in compliance with the covenants contained in Section 6.09(a) and (b) computed as of the last day of the most recently ended calendar quarter, but after having given pro forma effect to such payment, and (C) immediately after making such payment, Borrower has satisfied the Liquidity Test; or amend, modify or otherwise alter the terms of any Convertible Note Documents if the effect of such amendment or modification is to (1) increase the interest rate or fees on the Convertible Note Debt; (2) advance the dates upon which payments in respect of the Convertible Note Debt are due, or increase the principal amount of the Convertible Note Debt; (3) change the redemption, conversion or prepayment provisions of the Convertible Note Debt, other than to defer or reduce such redemptions, conversions or prepayments; (4) add any guaranties of or security for the Convertible Note Debt; or (5) modify the subordination provisions of the Convertible Note Indenture in a manner materially adverse to Agent or the Lenders; or designate any Indebtedness other than the Obligations as "Designated Senior Indebtedness" for purposes of the subordination provisions of the Convertible Note Indenture without the consent of the Required Lenders.

      7.09 Limitations in respect of Califa Obligation.

      Make any payment on, or with respect to, or purchase, redeem, defease or otherwise acquire or return for value any of the Califa Obligation unless (i) no Event of Default is in existence and (ii) immediately after making such payment, or giving effect to such purchase, redemption, defeasance, acquisition or return, Borrower has satisfied the Liquidity Test.

      7.10 Change in Nature of Business.

      Engage in any material line of business substantially different from any business conducted or proposed to be conducted by Playboy, Borrower and their Restricted Subsidiaries on the date hereof and other businesses reasonably related, complementary or ancillary thereto or that are reasonable extensions or expansions thereof.

      7.11 Transactions with Affiliates.

      Enter into any transaction of any kind with any Affiliate of Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrower or such Subsidiary as would be obtainable by Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to:

      (a)   transactions   between  or  among  Playboy   and/or  its  Restricted
Subsidiaries;

      (b) transactions or payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business with Persons who are not otherwise Affiliates of Playboy or any of its Restricted Subsidiaries;

      (c) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, and in any case in an aggregate amount outstanding not exceeding $2,000,000 at any time;

      (d) the Hefner Option;

      (e) Restricted Payments that are permitted by Section 7.06 and Investments permitted by Section 7.02; and

      (f) transactions pursuant to the Playboy Mansion West Lease Agreement between Playboy and Hefner, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to Playboy and its Restricted Subsidiaries than those in effect on the date hereof.

      7.12 Margin Regulations.

      Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

      7.13  Dividend  and  Other  Payment   Restrictions   Affecting  Restricted
Subsidiaries.

      Create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

      (a) pay dividends or make any other distribution on its Capital Stock to Playboy or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Playboy or any of its Restricted Subsidiaries;

      (b)  make  loans  or  advances  to  Playboy  or  any  of  its   Restricted
Subsidiaries; or

      (c) transfer any of its properties or assets to Playboy or any of its Restricted Subsidiaries.

      However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

            (i) this Agreement;

            (ii) Indebtedness existing on the date hereof or other agreements as in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, than those contained in such existing Indebtedness or other agreements, as applicable, as in effect on the date hereof;

            (iii) applicable Laws;

            (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by Playboy or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;

            (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

            (vi) purchase money obligations  otherwise  permitted  hereunder for
      property   acquired  in  the  ordinary  course  of  business  that  impose restrictions on the property so acquired;

            (vii) any agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

            (viii) refinancing Indebtedness described in Section 7.03(j), provided that the restrictions contained in the agreements governing such Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (ix) any instrument governing Indebtedness of Foreign Subsidiaries incurred pursuant to Section 7.03(i);

            (x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

            (xi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (xii) Liens permitted hereunder securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien; and

            (xiii) customary restrictions and conditions contained in any agreement relating to the sale of property permitted by Section 7.05 pending the consummation of such sale.

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES

      8.01 Events of Default.

      The occurrence and continuation of any of the following shall constitute an Event of Default:

      (a) Non-Payment. Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or any L/C Obligation, or (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment fee or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document or under any Swap Contract constituting part of the Obligations; or

      (b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01 or 6.02, and such failure continues for five Business Days; or any Loan Party fails to perform or observe any term, covenant or agreement contained in any Section 6.03, 6.07,
6.09 or Article VII ; or

      (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof from Agent to Borrower; or

      (d)   Representations  and  Warranties.   Any  representation,   warranty,
certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein or in any other Loan Document shall be incorrect in any material respect when made or deemed made; or

      (e) Cross-Default. Playboy or any Restricted Subsidiary of Playboy (A) fails to make any payment when due after the expiration of any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder or under the Convertible Note Documents) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (excluding any conversion made pursuant to any of the

Convertible Note Documents), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer (excluding any conversion made pursuant to any of the Convertible Note Documents) to repurchase, prepay, defease or redeem such Indebtedness to be made prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be required; or (ii) there occurs any event of default or default under any Convertible Note Document after the expiration of any applicable grace period; or

      (f) Insolvency Proceedings, Etc. Any Company or any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or a material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; provided, however, that if a Foreign Subsidiary is being liquidated in a transaction otherwise permitted by this Agreement and not involving (i) the bankruptcy, insolvency, or any failure to pay obligations of such Subsidiary, Borrower or any other Subsidiary, (ii) the application of any Debtor Relief Law, or (iii) any claim of any creditor, and if applicable foreign Law requires the appointment of a liquidator to accomplish such liquidation in the jurisdiction where such Foreign Subsidiary is organized, then the mere appointment and operation of a liquidator for such purpose in such circumstances shall not constitute an Event of Default under this clause (f); or

      (g) Judgments. Other than the judgment in the Gongora litigation, there is entered against Playboy or any Restricted Subsidiary of Playboy (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance, but only to the extent the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in the case of either (i) or (ii) above, (A) enforcement proceedings are commenced by any creditor to levy upon the assets or property of Borrower or any Restricted Subsidiary upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

      (h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Playboy or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

      (i) Invalidity of Loan Documents. Any material provision or obligation under any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (unless such denial is based solely upon all such liabilities and obligations having been paid, satisfied or performed by such Loan Party), or purports to revoke, terminate or rescind any Loan Document, or any Lien with respect to any material portion of the Collateral intended to be secured pursuant to any Collateral Document after delivery thereof (other than pursuant to the terms thereof) ceases to be, or, subject to Section 7.01, is not, valid, perfected and of the priority purported to be created thereby or is terminated, revoked or declared void by or as a result of any conduct of a Loan Party, and any such default, event or condition shall continue unremedied for a period of ten Business Days; or

      (j) Change of Control. There occurs any Change of Control.

      8.02 Remedies Upon Event of Default.

      If any Event of Default occurs, Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

      (a) declare the commitment of each Lender to make Loans and any obligation of L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

      (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;

      (c) require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

      (d) exercise on behalf of itself and Lenders all rights and remedies available to it and Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Agent or any Lender.

      Anything in this Section 8.02 to the contrary notwithstanding, Agent shall, at the request of the Required Lenders, rescind and annul any acceleration of the Loans by written instrument filed with Borrower, provided that, at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal, if any, on the Loans and all other sums payable under this Agreement and the other Loan Documents shall have been duly paid, and
(B) no other Event of Default shall have occurred and be continuing which shall not have been waived in accordance with the provisions of Section 10.01 hereof. Upon any such rescission and annulment, Agent shall promptly return to Borrower any cash collateral deliveries made pursuant to this Section 8.02.

      8.03 Application of Funds.

      After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by Agent, to the extent legally permitted, in the following order:

            First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to Agent in its capacity as such;

            Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and L/C Fees) payable to Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

            Third, to payment of that portion of the Obligations constituting accrued and unpaid L/C Fees and interest on the Loans and L/C Borrowings and other Obligations, ratably among Lenders in proportion to the respective amounts described in this clause Third payable to them;

            Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and unpaid liabilities in respect of Swap Contracts, ratably among Lenders in proportion to the respective amounts described in this clause Fourth held by them;

            Fifth, to Agent, for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn and unexpired amount of Letters of Credit; and

            Last, the balance, if any, after all of the Obligations (other than unasserted contingent indemnity obligations) have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX AGENT.

      9.01 Appointment and Authorization of Agent.

      Each Lender and the L/C Issuer hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, the L/C Issuer or any Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. All benefits and immunities provided to Agent in this Article IX shall apply to the L/C Issuer with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit, and as additionally provided herein with respect to the L/C Issuer.

      9.02 Delegation of Duties.

      Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

      9.03 Liability of Agent.

      No Related Party shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Related Party shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

      9.04 Reliance by Agent.

      (a) Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by all Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required by any instance), and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

      (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      9.05 Notice of Default, Event of Default.

      Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default, except with respect to Default or Events of Default occurring because of the failure to timely pay principal, interest or fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Event of Default or Default and stating that such notice is a "notice of default." Agent will notify Lenders of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until Agent has received any such direction, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

      9.06 Credit Decision; Disclosure of Information by Agent.

      Each Lender acknowledges that no Related Party has made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Company or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Related Party to any Lender as to any matter, including whether Related Parties have disclosed material information in their possession. Each Lender represents to Agent that it has, independently and without reliance upon any Related Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Companies and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Related Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan
Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Companies. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Companies or any of their respective Affiliates which may come into the possession of any Related Party.

      9.07 Indemnification of Agent.

      Whether  or not the  transactions  contemplated  hereby  are  consummated,
Lenders shall indemnify upon demand each Related Party (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Related Party from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Related Party of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by such Related Party's own gross negligence or willful misconduct; it being agreed by all Lenders that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and costs and expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower (to the extent required in this Agreement). The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of Agent.

      9.08 Agent in its Individual Capacity.

      Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Companies and their respective Affiliates as though Bank of America were not Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Company or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

      9.09 Successor Agent.

      Agent may resign as Agent upon 30 days' written notice to Lenders and Borrower; provided that any such resignation by Bank of America shall also constitute its resignation as the L/C Issuer (as it relates to the issuance of new Letters of Credit after the date of such resignation). If Agent resigns under this Agreement, the Required Lenders shall appoint from among Lenders a successor Agent for Lenders, which successor Agent shall be consented to by Borrower at all times other than during the existence of an Event of Default (which consent of Borrower shall not be unreasonably withheld or delayed). If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrower, a successor Agent from among Lenders. Upon the acceptance of its appointment as successor Agent and L/C Issuer hereunder, the Person acting as such successor Agent and L/C Issuer shall succeed to all the rights, powers and duties of the retiring Agent and L/C Issuer and the terms "Agent" and "L/C Issuer" shall mean such successor Agent and L/C Issuer in all such capacities, the retiring Agent's appointment, powers and duties as Agent shall be terminated and the retiring L/C Issuers' rights, powers and duties as such shall be terminated without any other or further act or deed on the part of such retiring Agent, retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

      9.10 Agent May File Proofs of Claim.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

      (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agent and their respective agents and counsel and all other amounts due Lenders and Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

      (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

      and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Sections 2.09 and 10.04.

      Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

      9.11 Loan Guaranty Matters.

      Each Lender hereby irrevocably authorizes Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Domestic Restricted Subsidiary of Borrower as a result of a transaction permitted hereunder. Upon request by Agent at any time, each Lender will confirm in writing Agent's authority to release any Guarantor from its obligations under the Loan Guaranty pursuant to this
Section 9.11.

      9.12 Collateral Matters.

      (a) Each Lender hereby irrevocably authorizes and directs Agent to enter into the Collateral Documents for the benefit of such Lender. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth in Section 10.01, any action taken by the Required Lenders, in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders. Agent is hereby authorized on behalf of all of Lenders, without the necessity of any notice to or further consent from any Lender from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

      (b) Each Lender hereby irrevocably authorizes Agent and Agent agrees (in the case of clauses (i), (ii), (iii) and (iv) below):

            (i) to release any Lien on any property granted to or held by Agent under any Loan Document (A) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (or Cash Collateralization thereof in an amount equal to the Outstanding Amount thereof), (B) in connection with any Disposition permitted hereunder or under any other Loan Document, (C) in connection with any release of a Guarantee in accordance with Section 9.14 (in each case so long as such release is not restricted under this Agreement) or (D) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and

            (ii) at Agent's option and in its discretion, but subject to satisfaction of any conditions set forth in the Loan Documents, to subordinate or release any Lien on any property granted to or held by Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document.

Upon request by Agent at any time, each Lender will confirm in writing Agent's authority to release or subordinate its interest in particular types or items of Collateral pursuant to this Section 9.12. In each case as specified in this
Section 9.12 or in Section 9.11, Agent will, at Borrower's expense, authorize the Loan Party to prepare and file any appropriate lien termination statements and authorize and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the
Collateral Documents in accordance with this Section 9.12 or to release such Guarantor from its obligations under the Loan Guaranty in accordance with
Section 9.11, in each case in accordance with the terms of the Loan Documents.

      (c) Subject to subsection (b) above, Agent shall (and is hereby irrevocably authorized by each Lender, to) execute such documents as may be necessary to evidence the release or subordination of the Liens granted to Agent for the benefit of Agent and Lenders herein or pursuant hereto upon the applicable Collateral; provided that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to or create any liability or entail any consequence other than the release or subordination of such Liens without recourse or warranty and (ii) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower or any other Loan Party in respect of) all interests retained by Borrower or any other Loan Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Agent shall be authorized to deduct all expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

      (d) Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the Collateral exists or is owned by Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to Agent herein or in any of the Collateral Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section 9.12 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders.

      (e) Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in assets which, in accordance with
Article 9 of the UCC can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

      9.13 Remedial Action.

      Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against Borrower, any Guarantor or any other obligor under any of the Loan Documents (including, without limitation, the exercise of any right of set-off, rights on account of any banker's lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral, without the prior written consent of Agent and Required Lenders.

      9.14 Release of Guaranties.

      A Guaranty of a Guarantor will be released in connection with (i) a Disposition of all the Capital Stock of such Guarantor in compliance with
Section 7.05, (ii) a Disposition of all of the assets of such Guarantor in compliance with Section 7.04, followed by the liquidation or dissolution of such Grantor or (iii) if Playboy properly designates such Guarantor as an Unrestricted Subsidiary.

      9.15 Co-Agent.

      LaSalle Bank National Association is hereby appointed as Co-Agent for the Lenders hereunder. The Co-Agent, in its capacity as such, shall have no rights, powers, duties or responsibilities and no rights, powers, duties or responsibilities shall be read into this Agreement or any other Loan Document or otherwise exist on behalf of or against LaSalle Bank National Association in such capacity as Co-Agent. If the Co-Agent resigns as such, no successor co-agent shall be appointed.

ARTICLE X MISCELLANEOUS

      10.01 Amendments, Etc.

      No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Borrower or the applicable Loan Party, as the case may be, and acknowledged by Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

      (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender; provided, however, in the sole discretion of Agent, only a waiver by Agent shall be required with respect to immaterial matters;

      (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

      (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

      (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (ii) of the fourth proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of Borrower to pay interest or L/C Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

      (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

      (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

      (g) release all or substantially all of the value of Loan Guaranties or release the Liens on all or substantially all of the Collateral except in accordance with the terms of any Loan Document (including Section 9.11 and Section 9.12 hereof) without the written consent of each Lender.

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to Lenders required above, affect the rights or duties of Agent under this Agreement or any other Loan Document, as Agent; (ii) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; and (iii) the Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender.

      10.02 Notices and Other Communications; Facsimile Copies.

      (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered, to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, upon delivery; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and the sender has received electronic confirmation of error free receipt; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to Agent pursuant to Article II shall not be effective until actually received by Agent. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

      (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, Agent and Lenders. Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

      (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements, and to distribute Loan Documents for execution by the parties thereto, and may be used for other purposes pursuant to procedures approved by the Person receiving notice.

      (d) Reliance by Agent and Lenders. Agent and Lenders shall be entitled to reasonably rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify each Related Party and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other communications with Agent may be recorded by Agent, and each of the parties hereto hereby consents to such recording.

      10.03 No Waiver; Cumulative Remedies.

      No failure by any Lender or Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      10.04 Attorney Costs, Expenses and Taxes.

      Borrower agrees (a) to pay or reimburse Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs and reasonable costs and expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement, and
(b) to pay or reimburse Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such reasonable costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and reasonable fees and taxes related thereto (to the extent not already covered by Section 3.01), but excluding other taxes (including Taxes, Other Taxes and Excluded Taxes), and other reasonable out-of-pocket expenses incurred by Agent and the cost of independent public accountants and other outside experts retained by Agent or any Lender. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

      10.05 Indemnification by Borrower.

      Whether or not the transactions contemplated hereby are consummated, Borrower shall indemnify and hold harmless each Related Party, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, reasonable costs, expenses and disbursements (including
Attorney Costs) of any kind or nature whatsoever (other than any taxes (including Taxes, Other Taxes and Excluded Taxes)) which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by Agent to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by Borrower, Playboy, any Restricted Subsidiary of Playboy or any other Company, or any Environmental Liability related in any way to Borrower, Playboy, any Restricted Subsidiary of Playboy or any other Company, or (d) any actual or threatened claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demand, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, provided that if such final judgment is reversed on appeal, such indemnification obligation will be deemed reinstated subject to final resolution of the matter. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Original Closing
Date). The agreements in this Section shall survive the resignation of Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

      10.06 Payments Set Aside.

      To the extent that any payment by or on behalf of Borrower is made to Agent or any Lender, or Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Agent upon demand its applicable share of any amount so recovered from or repaid by Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

      10.07 Successors and Assigns.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to Agent, shall not be less than $5,000,000 unless Agent otherwise consents (such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, (iii) any assignment of a Commitment must be approved by Agent, unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee), (iv) the parties to each assignment shall execute and deliver to Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, with a copy of the Assignment and Assumption Agreement to Borrower, along with any forms required under Section
3.01 and (v) if no Default or Event of Default has occurred and is then continuing, Borrower consents to such assignment (such consent not to be unreasonably withheld or delayed). Subject to acceptance and recording thereof by Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the date of such assignment, subject to the requirements and restrictions contained in each such Section). Upon written request from Agent, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender and any existing Note shall be delivered by Agent or the assigning Lender to Borrower marked "cancelled". Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

      (c) Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Agent's Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). Upon delivery of the applicable Assignment and Assumption Agreement and the processing and recordation described in Section 10.07(b), Agent shall record the information therein in the Register and provide notice of such recordation to Borrower. The entries in the Register shall be conclusive, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Any Lender may, without the consent of, or notice to, Borrower or Agent, and in accordance with applicable Law, sell participations to any Person (other than a natural person or Borrower or any of Borrower's Affiliates or Subsidiaries (each a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first provision to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and
3.05 to the same extent as if it were the Lender from whom the participation was acquired and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

      (e) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04, 3.05 or 10.09 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that is a Non-U.S. Person shall not be entitled to the benefits of Section 3.01 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 3.01 as though it were a Lender.

      (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and the provisions of clause (b) above shall not apply to such assignment; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (g) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to Borrower and Lenders, resign in its capacity as the L/C Issuer. In the event of any such resignation as L/C Issuer, Borrower shall be entitled to appoint from among Lenders a successor L/C Issuer hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as the L/C Issuer, it shall retain all the rights and obligations of Agent as the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as the L/C Issuer and all L/C Obligations with respect thereto (including the right to require Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Borrower, Lenders and Bank of America agree that they shall amend this Agreement as necessary to reflect that Bank of America remains Agent for purposes of administering this Agreement, but has resigned in its capacity as L/C Issuer and another Lender(s) shall provides such service, including the obligation of the successor to Bank of America as the L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

      (h) As used herein, "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other bank, financial institution or other entity that is engaged in the business of lending money (other than a natural Person); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include Playboy, Borrower or any of Playboy's Affiliates or Subsidiaries.

      10.08 Confidentiality.

      Each of Agent and Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other financial advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority having jurisdiction over it; provided, however, that in such event, if Agent or the applicable Lender is able to do so, Agent or such Lender shall provide Borrower with prompt notice of such requested disclosure so that Borrower may seek a protective order or other appropriate remedy, and, in any event, Agent or such Lender will endeavor in good faith to provide only that portion of such information which, in the reasonable judgment of Agent or such Lender, is relevant and legally required to be provided; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided, however, that in such event, if Agent or the applicable Lender is able to do so, Agent or such Lender shall provide Borrower with prompt notice of such requested disclosure so that Borrower may seek a protective order or other appropriate remedy, and, in any event, Agent or such Lender will endeavor in good faith to provide only that portion of such information which, in the reasonable judgment of Agent or such Lender, is relevant and legally required to be provided; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or under any other Loan Document; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of a Loan Party; (g) with the written consent of Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Agent or any Lender on a nonconfidential basis from a source other than Borrower and such information from such source is not to the knowledge of Agent or such Lender, subject to an obligation of confidentiality; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, Agent and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Agent and Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all non-public information received from any Loan Party relating to any Loan Party or their respective businesses, other than any such information that is available to Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      10.09 Set-off.

      In addition to any rights and remedies of Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to Borrower or any other Loan Party, any such notice being waived by Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify Borrower and Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      10.10 Interest Rate Limitation.

      Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest to the extent permitted by applicable Law, shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

      10.11 Counterparts.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.12 Integration.

      This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      10.13 Survival of Representations and Warranties.

      All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Agent and each Lender, regardless of any investigation made by Agent or any Lender or on their behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

      10.14 Severability.

      If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.15 Governing Law; Submission to Jurisdiction.

      (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT BORROWER, AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITTING IN COOK COUNTY, ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT,
BORROWER, AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. BORROWER, AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. BORROWER, AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

      10.16 Waiver of Right to Trial by Jury.

      EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      10.17 Restrictions on Foreign Collateral.

      Notwithstanding anything to the contrary in any Loan Document, (i) no more than 65% of the stock of any Subsidiary that is a Non-U.S. Person (and such stock shall not represent more than 65% of the total combined voting power of all classes of stock of such Subsidiary entitled to vote) shall be pledged to Agent as security for the Obligations, (ii) no Subsidiary that is a Non-U.S. Person shall be required to pledge to Agent as security for the Obligations the stock of any other Subsidiary that is a Non-U.S. Person, (iii) no assets of any Subsidiary that is a Non-U.S. Person shall be pledged to Agent as security for the Obligations and (iv) no Subsidiary that is a Non-U.S. Person shall be required to guarantee the Obligations either through a Loan Guaranty or otherwise.

      10.18 USA PATRIOT Act Notice.

      Each Lender that is subject to the Act (as hereinafter defined) and Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Agent, as applicable, to identify Borrower in accordance with the Act.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                               PEI HOLDINGS, INC., as Borrower

                               By    /s/ Robert D. Campbell
                                     -------------------------------------------
                               Name  Robert D. Campbell
                                     -------------------------------------------
                               Title Treasurer
                                     -------------------------------------------


                               BANK OF AMERICA, N.A., as Agent and as L/C Issuer

                               By    /s/ David A. Johanson
                                     -------------------------------------------
                               Name  David A. Johanson
                                     -------------------------------------------
                               Title Vice President
                                     -------------------------------------------


                               BANK OF AMERICA, N.A., as a Lender

                               By    /s/ Craig W. McGuire
                                     -------------------------------------------
                               Name  Craig W. McGuire
                                     -------------------------------------------
                               Title Senior Vice President
                                     -------------------------------------------


                               LASALLE BANK NATIONAL ASSOCIATION, as a Lender

                               By    /s/ Siamak Saidi
                                     -------------------------------------------
                               Name  Siamak Saidi
                                     -------------------------------------------
                               Title Commercial Banking Officer
                                     -------------------------------------------

                                                                   SCHEDULE 2.01

                                   COMMITMENTS
                               AND PRO RATA SHARES

Lender                                  Commitment          Pro Rata Share
--------------------------------------------------------------------------------

Bank of America, N.A.                   $25,000,000           50%
LaSalle Bank National Association       $25,000,000           50%
Total                                   $50,000,000          100%


                                  Schedule 2.01

                                                                   SCHEDULE 5.06

                                   LITIGATION


                                  Schedule 5.06

                                                                   SCHEDULE 5.08

                              ENVIRONMENTAL MATTERS


                                  Schedule 5.08

                                                                   SCHEDULE 5.12

                                  SUBSIDIARIES
                          AND OTHER EQUITY INVESTMENTS

Part (a).   Subsidiaries.

            Restricted Subsidiaries.

Part (b).   Other Equity Investments.


                                  Schedule 5.12

                                                                   SCHEDULE 7.02

                                   INVESTMENTS


                                  Schedule 7.02

                                                                   SCHEDULE 7.03

                                  INDEBTEDNESS


                                  Schedule 7.03

                                                                  SCHEDULE 10.02

                              ADDRESSES FOR NOTICES

PEI HOLDINGS, INC.
680 North Lake Shore Drive
Chicago, Illinois 60611
Attn:    Senior Vice President and
         Treasurer,
         with a copy to Executive Vice President, Law and Administration and General Counsel
         Telephone: 312.373.2180
         Facsimile: 312.649.1395
         Electronic Mail: bobc@playboy.com

BANK OF AMERICA
Address for Payments and Requests for Loans
Bank of America, N.A.
901 Main Street
Dallas, Texas 75202
Attn:    Runzia Bob
         Credit Services
         Telephone: 214.209.9732
         Facsimile: 214.290.9646
Account No.: 129-2000-883
Ref:  PEI Holdings, Inc.
ABA# 111000012

Address for Receiving Letter of Credit Applications and related correspondence

Standby Letters of Credit:

Bank of America, N.A.
Trade Operations-Chicago
231 South LaSalle Street
Mail Code: IL1-231-17-00
Chicago, Illinois 60604
Attn:    Riyaz Kaka
         Vice President and Operations Manager
         Telephone: 312.923.5924
         Facsimile: 312.987.6828
         Electronic Mail: riyaz.n.kaka@bankofamerica.com

Commercial Letters of Credit

Bank of America, N.A.
Trade Operations-Chicago
231 South LaSalle Street
Mail Code: IL1-231-17-00
Chicago, Illinois 60604
Attn:    Carmen Chavez
         Vice President and Operations Manager
         Telephone: 312.923.5867
         Facsimile: 312.987.6828
         Electronic Mail: carmen.chavez@bankofamerica.com


                             Schedule 10.02 - Page 1

Other Notices as Agent:

Bank of America, N.A.
Agency Management
231 South LaSalle Street
Mail Code:  IL1-231-08-30
Chicago, Illinois 60604
Attn:    Linda Lov
         Agency Officer
         Telephone: 312.828.8010
         Facsimile: 877.206.1766
         Electronic Mail: linda.k.lov@bankofamerica.com

Other Notices as a Lender:

Bank of America, N.A.
231 South LaSalle Street
Mail Code: IL1-231-06-38
Chicago, Illinois 60604
Attn:    Craig McGuire
         Vice President
         Telephone: 312.828.1320
         Facsimile: 312.828.1974
         Electronic Mail: craig.w.mcguire@bankofamerica.com

LASALLE BANK NATIONAL ASSOCIATION

Requests for Credit Extensions:
LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attn:    Jeannette Lahart
         Operations Officer
         Telephone: 312.904.0598
         Facsimile: 312.904.6373
         Electronic Mail: jeannette.lahart@abnamro.com
Account No. 1378018-7300
ABA# 071000505

Notices (other than Requests for Credit Extensions):
LaSalle Bank National Association
135 South LaSalle Street
Suite 1126
Chicago, Illinois 60603
Attn:    Siamak Saidi
         Commercial Banking Officer
         Telephone: 312.904.7734
         Facsimile: 312.904.6546
         Electronic Mail: siamak.saidi@abnamro.com


                             Schedule 10.02 - Page 2

                                                                       EXHIBIT A

                          FORM OF COMMITTED LOAN NOTICE

                                                        Date: ___________, _____

To:      Bank of America, N.A., as Agent

Ladies and Gentlemen:

      Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 1, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among PEI Holdings, Inc. ("Borrower"), Lenders from time to time party thereto, and Bank of America, N.A., as Agent.

      The undersigned hereby requests (select one):

|_|  A Committed Borrowing of                |_| A conversion or continuation
     Committed Loans                             of Committed Loans

      1.    On_________________________________________________(a Business Day).

      2.    In the amount of $_________________________________.

      3.    Comprised  of  _________________________________________.
                              [Type of Committed Loan requested]

      4. For Eurodollar Rate Committed Loans: with an Interest Period of _______ months.

      [The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Credit Agreement.]

                                            PEI HOLDINGS, INC.

                                            By__________________________________
                                            Name________________________________
                                            Title_______________________________

                                    Exhibit A

                                                                       EXHIBIT B

                                      NOTE

                                    Exhibit A

                                                                       EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

                                        Financial Statement Date: _____________,

To:      Bank of America, N.A., as Agent

Ladies and Gentlemen:

      Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 1, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among PEI Holdings, Inc. ("Borrower"), Lenders from time to time party thereto, and Bank of America, N.A., as Agent.

      The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _____________________________________________________ of
Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on behalf of Borrower, and that:

            [Use following for fiscal year-end financial statements]

      1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

           [Use following for fiscal quarter-end financial statements]

      1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrower ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end adjustments.

      2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

      3. A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all its Obligations under the Loan Documents, and

                                  [select one:]

      [no knowledge was obtained of any Event of Default]

                                     --or--

      [the following is a list of each such Default or Event of Default and its nature and status:]

      4. The representations and warranties of the Borrower contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements


                               Exhibit C - Page 1
furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

      5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________, _______.

                                           PEI HOLDINGS, INC.


                                           By __________________________________
                                           Name_________________________________
                                           Title________________________________


                               Exhibit C - Page 2

                For the Quarter/Year ended ___________________("Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.    Section 6.09(a) - Net Worth.

         A.    Net Worth at Statement Date:                                                       $_______________

               1.       Total Assets:                                                             $_______________

               2.       Total Liabilities:                                                        $_______________

               3.       Net Worth (Line I.A.1 less Line I.A.2):                                   $_______________

               Minimum Required Net Worth:                                                        $_______________

         B.    1.       $_________, plus                                                          $_______________

               2.       the sum of 50% of net income
                        (without subtracting losses) earned in each fiscal quarter
                        commencing January 1, 2005                                                $_______________

               3.       Minimum Required Net Worth (I.B.1 plus I.B.2)                             $_______________

         C.    Excess (deficient) for covenant compliance (Line I.A.3 less I.B.3:                 $_______________

II.      Section 6.09(b) - Interest Coverage Ratio.

         A.    Adjusted EBITDA:                                                                   $_______________

               1.       net income                                                                $_______________
               2.       discontinued operations                                                   $_______________
               3.       extraordinary items                                                       $_______________
               4.       interest expense on all obligations                                       $_______________
               5.       depreciation, depletion and amortization                                  $_______________
               6.       restructuring charges,                                                    $_______________
               7.       non-cash expenses or losses                                               $_______________
               8.       other non-cash charges, less                                              $_______________
               9.       cash investments in programming                                           $_______________
               [10.     redemption premium                                                        $_______________]

               [10/11.] Total EBITDA                                                              $_______________


         B.    Cash interest expense                                                              $_______________

         C.    Ratio (Line II.A. / Line II.B)                                                      ___________ to 1.0

         D.    Minimum Required:  _____ to 1.0

III.     Section 6.09(c) -- Capital Expenditures.

         A.    Obligations incurred (including capital leases) for fixed assets
               during fiscal year to date                                                         $_______________

         B.    Maximum permitted capital expenditures:                                            $15,000,000

         C.    Excess (deficient) for covenant compliance (Line III.A - III.B):                   $_______________


                               Exhibit C - Page 3

                                                                       EXHIBIT D

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      This Assignment and Assumption Agreement (this "Assignment") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

      For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Agent as contemplated below, (i) all of the Assignor's rights (subject to Section 10.07(b) of the Credit Agreement) and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, to the extent included in any such facilities and Letters of Credit) included in such facilities and, (ii) to the extent permitted to be assigned under applicable law, all claims, including, without limitation, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.    Assignor: ______________________________

2.    Assignee: ______________________________ [and is an Affiliate of Assignor]

3.    Borrower(s): PEI Holdings, Inc.

4.    Agent: Bank of America, N. A., as Agent under the Credit Agreement

5. Credit Agreement: Amended and Restated Credit Agreement, dated as of April 1, 2005, among PEI Holdings, Inc., Lenders parties thereto, and Agent

6.    Assigned Interest:

---------------------------------------------------------------------------------------------------------------------------------
                                  Aggregate
                                  Amount of                  Amount of                 Percentage
                              Commitment/Loans            Commitment/Loans             Assigned of
   Facility Assigned           for all Lenders                Assigned              Commitment/Loans            CUSIP No.
   -----------------           ---------------                --------              ----------------            ---------
---------------------------------------------------------------------------------------------------------------------------------
     _____________            $_______________           $________________           _____________%           _____________
---------------------------------------------------------------------------------------------------------------------------------
     _____________            $_______________           $________________           _____________%           _____________
---------------------------------------------------------------------------------------------------------------------------------
     _____________            $_______________           $________________           _____________%           _____________
---------------------------------------------------------------------------------------------------------------------------------

Effective Date: __________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]


                               Exhibit D - Page 1

The terms set forth in this Assignment are hereby agreed to:

                                         ASSIGNOR
                                         [NAME OF ASSIGNOR]

                                         By_____________________________________
                                             Title______________________________


                                         ASSIGNEE
                                         [NAME OF ASSIGNEE]


                                         By_____________________________________
                                             Title______________________________

[Consented to and] Accepted:

Bank of America, N.A., as Agent


By______________________________________
     Title______________________________


                               Exhibit D - Page 2

                                  ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

                            AND ASSUMPTION AGREEMENT

      1. Representations and Warranties.

            1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan
Documents , or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

            1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) it has provided all forms required under Section 3.01 of the Credit Agreement, (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

            1.3 Assignee's Address for Notices, etc. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

      2. Payments. From and after the Effective Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

      3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the laws of the State of Illinois.


                               Exhibit D - Page 3

                               SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                             ADMINISTRATIVE DETAILS

(ASSIGNEE TO LIST NAMES OF CREDIT CONTACTS, ADDRESSES, PHONE AND FACSIMILE NUMBERS, ELECTRONIC MAIL ADDRESSES AND ACCOUNT AND PAYMENT INFORMATION)


                               Exhibit D - Page 4